FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-165147-04

Dated September 17, 2012	JPMCC 2012-C8

Free Writing Prospectus Structural and Collateral Term Sheet
JPMCC 2012-C8

$1,136,579,989 (Approximate Mortgage Pool Balance)

$795,606,000 (Approximate Offered Certificates)

J.P. Morgan Chase Commercial Mortgage Securities Corp. Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2012-C8

JPMorgan Chase Bank, National Association CIBC Inc. Mortgage Loan Sellers J.P. Morgan Sole Bookrunner and Lead Manager
CIBC World Markets Co-Manager	Deutsche Bank Securities Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated September 17, 2012	JPMCC 2012-C8

This material is for your information, and none of J.P. Morgan Securities LLC (“JPMS”), CIBC World Markets Corp. and Deutsche Bank Securities Inc., (each individually, an “Underwriter” and together, the ‘‘Underwriters’’) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-165147) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (866) 400-7834 or by emailing cmbs-prospectus@jpmorgan.com.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever.  The information contained herein is preliminary as of the date hereof, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale.  These materials are subject to change, completion or amendment from time to time.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements.  Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein.  While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the issuer undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances.  Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide.  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates.  JPMS is a member of SIPC and the NYSE.

IRS Circular 230 Notice: THIS TERMSHEET IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS TERMSHEET IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE UNDERWRITERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.  PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THESE SECURITIES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  EACH UNDERWRITER’S OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR THE UNDERWRITERS WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY OR OBLIGATION BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS.  THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY SECURITY OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 1 – Battlefield Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 1 – Battlefield Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 1 – Battlefield Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 1 – Battlefield Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$125,000,000	Title:	Fee/Leasehold
Cut-off Date Principal Balance:	$125,000,000	Property Type - Subtype:	Retail – Regional Mall
% of Pool by IPB:	11.0%	Net Rentable Area (SF):	1,020,621
Loan Purpose:	Refinance	Location:	Springfield, MO
Borrower:	Battlefield Mall, LLC	Year Built/Renovated:	1970 / 2006
Sponsor:	Simon Property Group, L.P.	Occupancy:	98.4%
Interest Rate:	3.95000%	Occupancy Date:	7/23/2012
Note Date:	8/28/2012	Number of Tenants:	122
Maturity Date:	9/1/2022	2009 NOI:	$14,501,183
Interest-only Period:	36 months	2010 NOI:	$15,170,425
Original Term:	120 months	2011 NOI:	$16,277,860
Original Amortization:	360 months	TTM NOI(1):	$16,696,888
Amortization Type:	IO-Balloon	UW Economic Occupancy:	96.9%
Call Protection:	L(25),Def(88),O(7)	UW Revenues:	$24,764,239
Lockbox:	Hard	UW Expenses:	$9,183,807
Additional Debt:	N/A	UW NOI:	$15,580,432
Additional Debt Balance:	N/A	UW NCF:	$14,312,124
Additional Debt Type:	N/A	Appraised Value / Per SF:	$230,000,000 / $225
		Appraisal Date:	8/2/2012

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$122
Taxes:	$0	Springing	N/A	Maturity Date Loan/SF:	$106
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	54.3%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	47.0%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	2.01x
Other:	$0	$0	N/A	UW NOI Debt Yield:	12.5%

(1) TTM NOI represents the trailing twelve months ending June 30, 2012.
(2) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The Battlefield Mall loan has an outstanding principal balance of $125.0 million and is secured by a first mortgage lien on a super regional mall located in Springfield, Missouri. In total, the mall consists of approximately 1.2 million square feet, of which 1.0 million square feet serves as collateral for the loan. Subsequent to an initial 36-month interest-only period, the loan will amortize based on a 30-year schedule. The proceeds from the loan were used to refinance previously existing debt of approximately $89.3 million, pay closing costs of $0.6 million and return $35.2 million of equity to the sponsor. The previously existing debt was securitized in the JPMCC 2003-CB6 transaction.

The Borrower. The borrowing entity for the loan is Battlefield Mall, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The sponsor of the borrower and nonrecourse carve-out guarantor is Simon Property Group, L.P. (“Simon”). Simon (NYSE: SPG) is a publicly traded real estate investment trust and member of the S&P 100. Simon engages in investment, ownership and management of properties around the world. Simon currently owns or has an interest in 336 retail real estate properties comprising approximately 244 million square feet of gross leasable area. Simon focuses on five real estate platforms: regional malls, premium outlet centers, The Mills, community/lifestyle centers and international properties. Simon is rated A- by S&P and Fitch.

The Property.  Battlefield Mall is an approximately 1,198,642 square foot super regional mall, of which 1,020,621 square feet serves as collateral for the loan. The property, located in Springfield, Missouri, was originally constructed by Simon in 1970, and was renovated in 2006 at a cost of $11.0 million. Anchors at the property include JCPenney (203,235 square feet), Dillard’s (138,409 square feet), Macy’s (134,631 square feet) and Dillard’s Mens & Home (125,241 square feet). Sears (178,170 square feet) also serves as an anchor, but is not included in the collateral for the loan as it owns its own pad and improvements. Additionally, there are approximately 6,080 surface parking spaces, resulting in a parking ratio of 5.96 spaces per 1,000 square feet of net rentable area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 1 – Battlefield Mall

As of June 2012, the space serving as collateral for the loan was approximately 98.4% leased by 122 tenants. Non-Anchor occupancy at the mall since 2010 has been over 94.5% and as of the trailing twelve month period ending June 30, 2012 was 95.8%. Gross mall sales for the trailing twelve month period ending June 30, 2012 were $222.4 million and in-line sales per square foot for comparable stores less than 10,000 square feet were $390, $386 and $389 in 2010, 2011 and the trailing twelve month period, respectively. Occupancy costs for comparable in-line tenants less than 10,000 square feet for the full year 2011 and the trailing twelve month period ending June 30, 2012 were 14.1% and 13.7%, respectively.

Battlefield Mall is located on approximately 79 acres in Springfield, Missouri, approximately 166 miles southeast of Kansas City, Missouri and 217 miles southwest of St. Louis, Missouri. Interstate 44, located approximately one mile from the property, connects Springfield with St. Louis and Tusla, 185 miles southwest of the property. Access to the local area is provided via US-65, a major north/south freeway, and the James River Freeway, a major east/west freeway, both of which are located approximately two miles south of the property. US-65 also connects directly to Branson, Missouri, a vacation and entertainment destination in the Ozarks, 35 miles south of the property. According to traffic reports from the City of Springfield, it is estimated that approximately 35,166 vehicles pass the property each day. Springfield serves as the home of Missouri State University, a public university with an enrollment of approximately 19,000 students and 2,772 employees.

The appraiser defined the primary trade area as being within a 30 minute drive from the property and tertiary trade area as being within a 90 minute drive. According to the appraiser, the average household income within the primary and tertiary trade area in 2011 was $54,783 and $49,130, respectively, and the population was 325,138 and 1,043,129, respectively. The closest super regional mall to the property is located approximately 80 miles from the property, resulting in the local competition mainly from big box and community/strip centers. The appraiser identified five properties that serve as the competitive set for the property. The properties in the competitive set range in size from 302,922 square feet to 962,712 square feet and were built between 1972 and 2006. The properties include two big box strip centers located less than 2 miles from the property, a large retail development that includes a Bass Pro Shop and a Tanger Outlet Center both of which are located in Branson, Missouri approximately 45 miles from the property and Northpark Mall, located in Joplin, Missori, approximately 80 miles east of the property. The competitive set has a weighted average occupancy of 96.5%.

Historical and Current Occupancy(1)
	2007	2008	2009	2010	2011	Current(2)
Non-Anchor(3)	92.3%	89.7%	90.9%	94.5%	96.2%	95.8%
Total Mall	97.0%	96.0%	96.4%	97.8%	98.5%	98.4%
(1) Historical occupancies are as of December 31 of each respective year.
(2) Current occupancy is as of June 30, 2012.
(3) Excludes outparcels and tenants over 25,000 square feet.

In-line Sales and Occupancy Costs(1)
	2009	2010	2011	TTM(2)
In-line Sales PSF	$386	$390	$386	$389
Occupancy Costs	13.2%	13.6%	14.1%	13.7%
(1) In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet.
(2) TTM represents the trailing twelve months ending June 30, 2012.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	16,640	1.6%	NAP	NAP	16,640	1.6%	NAP	NAP
2012 & MTM	4	3,601	0.4	$260,533	1.8%	20,241	2.0%	$260,533	1.8%
2013	22	65,452	6.4	2,238,078	15.4	85,693	8.4%	$2,498,611	17.2%
2014	12	57,698	5.7	2,057,568	14.2	143,391	14.0%	$4,556,179	31.4%
2015	18	184,042	18.0	1,694,627	11.7	327,433	32.1%	$6,250,807	43.1%
2016	13	248,069	24.3	1,711,549	11.8	575,502	56.4%	$7,962,355	54.9%
2017	17	183,038	17.9	1,941,673	13.4	758,540	74.3%	$9,904,028	68.2%
2018	4	135,025	13.2	1,041,916	7.2	893,565	87.6%	$10,945,944	75.4%
2019	5	17,257	1.7	504,071	3.5	910,822	89.2%	$11,450,014	78.9%
2020	8	24,659	2.4	855,279	5.9	935,481	91.7%	$12,305,294	84.8%
2021	10	47,683	4.7	1,158,431	8.0	983,164	96.3%	$13,463,725	92.8%
2022	6	25,140	2.5	870,377	6.0	1,008,304	98.8%	$14,334,102	98.8%
2023 & Beyond	3	12,317	1.2	179,575	1.2	1,020,621	100.0%	$14,513,677	100.0%
Total	122	1,020,621	100.0%	$14,513,677	100.0%

(1) Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 1 – Battlefield Mall

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs	Lease Expiration Date
JCPenney	Ba3 / B+ / BB+	203,235	19.9%	$1.26	$182	1.7%	9/30/2016
Dillard’s	B1 / BB / BB+	138,409	13.6%	$1.18	$161	2.6%	7/31/2015
Macy’s	Baa3 / BBB / NA	134,631	13.2%	$1.57	$124	1.3%	7/16/2017
Dillard’s Mens & Home	B1 / BB / BB+	125,241	12.3%	$4.00	$84	5.4%	1/31/2018
MC Sporting Goods	NA / NA / NA	24,937	2.4%	$11.00	$148	7.5%	1/31/2021
Old Navy	Baa3 / BB+ / BBB-	14,989	1.5%	$33.00	$310	11.7%	1/31/2014
Ethan Allen	NA / NA / NA	12,589	1.2%	$14.41	N/A	N/A	11/30/2013
Abercrombie & Fitch	NA / NA / NA	9,404	0.9%	$15.95	$124	12.8%	1/31/2013
Express	NA / BB / NA	9,115	0.9%	$32.00	$345	14.8%	1/31/2017
The Finish Line	NA / NA / NA	8,858	0.9%	$35.00	$356	13.0%	1/31/2022
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales PSF represents sales for the trailing twelve month period ending June 30, 2012 for all tenants.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$12,754,309	$13,496,866	$14,473,201	$14,785,415	$14,513,677	$14.22	62.6%
Vacant Income	0	0	0	0	735,450	0.72	3.2
Gross Potential Rent	$12,754,309	$13,496,866	$14,473,201	$14,785,415	$15,249,127	$14.94	65.8%
Total Reimbursements	7,173,325	7,208,169	7,981,406	8,056,892	7,927,568	7.77	34.2
Net Rental Income	$19,927,634	$20,705,035	$22,454,607	$22,842,307	$23,176,696	$22.71	100.0%
(Vacancy/Credit Loss)	(120,572)	(2,414)	(56,606)	(36,704)	(762,456)	(0.75)	(3.3)
Other Income	2,541,186	2,458,932	2,339,876	2,345,568	2,350,000	2.30	10.1
Effective Gross Income	$22,348,248	$23,161,553	$24,737,877	$25,151,171	$24,764,239	$24.26	106.8%

Total Expenses	$7,847,065	$7,991,128	$8,460,017	$8,454,283	$9,183,807	$9.00	37.1%

Net Operating Income	$14,501,183	$15,170,425	$16,277,860	$16,696,888	$15,580,432	$15.27	62.9%

Total TI/LC, Capex/RR	0	0	0	0	1,268,308	1.24	5.1
Net Cash Flow	$14,501,183	$15,170,425	$16,277,860	$16,696,888	$14,312,124	$14.02	57.8%
(1) TTM column represents the trailing twelve month period ending June 30, 2012.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Ground Lease.  The borrower has a leasehold interest in approximately 60.54 acres of the 79.34 acre property. The ground lease commenced in 1966 and has a final expiration on December 31, 2056. Ground rent due under the ground lease is currently $360,000 annually with an additional rent component calculation consisting of 20% of the amount by which gross rent exceeds $3,700,000. The ground lease payment for year end 2011 was $2.2 million.

Property Management. The property is managed by Simon Management Associates, LLC, an affiliate of the sponsor.

Escrows and Reserves. No upfront escrows were taken at closing.

Tax Escrows - The requirement for the borrower to make monthly deposits to the tax escrow is waived so long as (i) no DSCR Reserve Trigger Event (defined herein) has occurred and is continuing and the borrower provides satisfactory evidence that the required taxes are paid in accordance with the loan documents.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no DSCR Reserve Trigger Event has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured in accordance with the loan documents or if the property is insured under a blanket policy.

Replacement Reserves - The requirement for the borrower to make monthly deposits to the replacement reserve is waived so long as no DSCR Reserve Trigger Event exists. During a DSCR Reserve Trigger Event, the borrower is required to deposit $25,516 per month ($0.30 per square foot annually) for replacement reserves. The reserve is subject to a cap of $612,384 ($0.60 per square foot).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 1 – Battlefield Mall

TI/LC Reserves - The requirement for the borrower to make monthly deposits to the TI/LC reserve is waived so long as no DSCR Reserve Trigger Event exists. During a DSCR Reserve Trigger Event, the borrower is required to deposit $80,799 per month ($0.95 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $1,939,176 ($1.90 per square foot).

Ground Lease Reserve - The requirement for the borrower to make monthly deposits to the ground lease reserve is waived so long as the Ground Rent Guaranty (defined herein) is in place. In the event the Ground Rent Guaranty is not in place, the borrower is required to deposit 1/12 of the base rent and additional rent, but excluding any percentage rent, due under the ground lease and 1/12 of 110% of the aggregate amount of percentage rent paid under the ground lease in the prior calendar year.

“Ground Rent Guaranty” means an executed guaranty from Simon for payment of all obligations under the ground lease.

“DSCR Reserve Trigger Event” means that the debt service coverage ratio based on the trailing four calendar quarter period is less than 1.35x for two consecutive calendar quarters.

Lockbox / Cash Management. The loan is structured with a Hard lockbox. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments directly into the lockbox account. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. In the event of a Lockbox Event (defined herein), all excess cash flow will be held by the lender and serve as additional collateral for the loan. “Lockbox Event” means the occurrence of: (i) an event of default; (ii) any bankruptcy action of the borrower or manager; (iii) the DSCR based on the trailing four calendar quarters immediately preceding the date of such determination falling below 1.25x for two consecutive calendar quarters; or (iv) two of the following events have occurred and have not been cured: (a) Macy’s fails to renew its lease on or prior to October 16, 2016; (b) Dillard’s fails to renew the Dillard’s Mens & Home lease on or prior to January 31, 2017; (c) Dillard’s fails to renew the Dillard’s lease on or prior to January 31, 2015; or (d) JCPenney fails to renew its lease on or prior to September 30, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 2 - National Industrial Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 2 - National Industrial Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 2 - National Industrial Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Portfolio
Original Principal Balance:	$92,500,000	Title:	Fee/Leasehold
Cut-off Date Principal Balance:	$92,383,622	Property Type - Subtype:	Industrial - Various
% of Pool by IPB:	8.1%	Net Rentable Area (SF):	2,908,619
Loan Purpose:	Refinance	Location:	Various
Borrower:	NIP Owner II, LLC	Year Built/Renovated:	Various
Sponsors(1):	Various	Occupancy(2):	93.9%
Interest Rate:	4.75000%	Occupancy Date:	7/1/2012
Note Date:	8/3/2012	Number of Tenants:	13
Maturity Date:	9/1/2017	2009 NOI:	$11,739,986
Interest-only Period:	None	2010 NOI(3):	$8,509,764
Original Term:	60 months	2011 NOI:	$10,237,068
Original Amortization:	360 months	TTM NOI(4):	$10,582,276
Amortization Type:	Balloon	UW Economic Occupancy:	91.3%
Call Protection:	L(13),Grtr1%orYM(42),O(5)	UW Revenues:	$15,565,375
Lockbox:	Hard	UW Expenses:	$5,324,267
Additional Debt:	N/A	UW NOI:	$10,241,108
Additional Debt Balance:	N/A	UW NCF:	$9,368,873
Additional Debt Type:	N/A	Appraised Value / Per SF:	$128,300,000 / $44
		Appraisal Date:	May 2012

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$32
Taxes:	$412,748	$156,813	N/A	Maturity Date Loan/SF:	$29
Insurance:	$0	$0	N/A	Cut-off Date LTV:	72.0%
Replacement Reserves:	$3,136,432	$27,480	N/A	Maturity Date LTV:	66.2%
TI/LC:	$0	$72,250	N/A	UW NCF DSCR:	1.62x
Other:	$5,064,702	$0	N/A	UW NOI Debt Yield:	11.1%

(1) Sponsors include Hackman Capital Partners, LLC, Calare Properties, Inc., Michael D. Hackman and William Manley, together with Oaktree Real Estate Opportunities Fund IV, L.P., Oaktree Remington Investment Fund, L.P., OCM Opportunities Fund VIIB AIF (Delaware), L.P., OCM Opportunities Fund VIIB (Parallel) AIF (Delaware), L.P., Oaktree Opportunities Fund VIII AIF (Delaware), L.P., Oaktree Opportunities Fund VIII (Parallel) AIF (Delaware), L.P., Oaktree Opportunities Fund VIII (Parallel 2) AIF (Delaware), L.P., Oaktree Huntington Investment Fund AIF (Delaware), L.P. (each an “Oaktree Capital Management Fund”).
(2) Occupancy includes Kraft Foods, which has been dark since 2007. Kraft Foods represents approximately 12.7% of the net rentable area on a lease through March 2020 and continues to remain in compliance with its obligations under the lease. Excluding the Kraft Foods space the Occupancy is 81.1%.
(3) The reduction in NOI from 2009 to 2010 is a result of The LEGO Group downsizing its leased space in 555 Taylor.
(4) TTM NOI represents the trailing twelve months ending July 31, 2012.
(5) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The National Industrial Portfolio loan has an outstanding principal balance of approximately $92.4 million and is secured by a first mortgage lien on seven industrial properties totaling approximately 2,908,619 square feet that are located in Connecticut and Massachusetts. The loan has a five-year term and amortizes on a 30-year schedule. The portfolio was previously unencumbered and the proceeds of the loan were used to fund upfront reserves of approximately $7.5 million, pay closing costs of $2.3 million and return $80.8 million of equity to the sponsors.

The Borrower. The borrowing entity for the loan is NIP Owner II, LLC a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s nonrecourse carve-out guarantors are Hackman Capital Partners, LLC (“Hackman”),, Calare Properties, Inc. (“Calare”), Michael D. Hackman, William Manley and eight individual Oaktree Capital Management Funds (“Oaktree”),. The borrower is controlled by a joint venture between affiliates of Oaktree, Hackman, KBS Realty Advisors (“KBS”), and Calare (collectively, the “Sponsor”). Oaktree is a global investment management firm focused on alternative markets, with approximately $78.7 billion in assets under management. Headquartered in Los Angeles, California, the firm has over 650 employees and offices in 13 cities worldwide. Hackman is a private investment firm, based in Los Angeles, California that specializes in the acquisition of industrial real estate and capital assets. Hackman and its affiliated entities owns over 100 facilities throughout the United States totaling approximately 18 million square feet. KBS and its affiliated entities is one of the nation’s largest buyers of commercial real estate and structured debt investments, having completed approximately $25 billion in transaction volume since its inception in 1992. Calare is a Massachusetts based real estate investment manager servicing high net worth individuals, family offices, pension fund investors, private trusts and endowments. Calare current has over $130 million of equity under management which is invested in a real estate portfolio valued at over $600 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 2 - National Industrial Portfolio

The Properties. The seven property National Industrial Portfolio consists of five single tenant properties and two multi-tenant properties. The portfolio is located in Connecticut and Massachusetts and totals approximately 2,908,619 square feet. The properties were constructed between 1958 and 1999 with uses consisting of warehouse, distribution, office and flex. The properties are 93.9% leased and 81.1% physically occupied by 13 tenants. Approximately 71.3% of the net rentable area is leased to investment grade rated tenants or their affiliates. The properties were originally acquired by KBS, Hackman and Calare as part of a larger 26 property portfolio in 2007 for approximately $516 million which they financed with $440 million of debt from Citigroup. Due to the recession, the larger portfolio experienced a drop in occupancy. Over the course of 2010 and 2011 Oaktree acquired debt positions held by Citigroup and others for an aggregate basis of approximately $234.7 million. In late 2011, Oaktree took over control of the portfolio. KBS, Hackman and Calare remained in the deal through a small ownership stake by contributing approximately $20 million to the joint venture.

Portfolio Summary
Property	Location	NRA	Year Built / Renovated	Allocated Loan Balance	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow
555 Taylor	Enfield, CT	1,185,569	1975 -1995 / 1991,1999	$36,915,000	39.9%	$51,200,000	$3,341,553
15 Independence	Devens, MA	370,545	1999 / NA	16,367,000	17.7%	22,700,000	$1,719,215
Highland Park	Bloomfield, CT	449,000	1986 / 1994,1998	16,006,000	17.3%	22,200,000	$1,555,930
Moosup Pond	Plainfield, CT	530,500	1958 / 2004	10,022,000	10.8%	13,900,000	$1,480,626
50 Independence	Devens, MA	236,505	1997 / 2003	9,517,000	10.3%	13,200,000	$935,106
1040 Sheridan	Chicopee, MA	74,500	1984 / 1995	1,943,000	2.1%	2,700,000	$168,566
1045 Sheridan	Chicopee, MA	62,000	1978 / 1990	1,730,000	1.9%	2,400,000	$167,844
Total		2,908,619		$92,500,000	100.0%	$128,300,000	$9,368,873

Historical and Current Occupancy(1)
Property	2009	2010	2011	Current(2)
555 Taylor(3)	100.0%	44.7%	77.2%	87.2%
15 Independence(4)	100.0%	100.0%	100.0%	100.0%
Highland Park	100.0%	100.0%	100.0%	100.0%
Moosup Pond	100.0%	100.0%	100.0%	100.0%
50 Independence	78.4%	89.0%	89.0%	88.9%
1040 Sheridan	100.0%	100.0%	100.0%	100.0%
1045 Sheridan	100.0%	100.0%	100.0%	100.0%
Total	98.2%	76.6%	89.8%	93.9%
(1) Historical occupancies are as of December 31 of each respective year.
(2) Current Occupancy is as of July 1, 2012.
(3) The 2010 occupancy is a result of The LEGO Group downsizing its leased space.
(4) The property is 100% leased to Kraft Foods, which is currently dark. Kraft’s lease expires in March 2020 and it remains in compliance with its obligations under the lease.

Property Summary
Property	Building Type /Subtype	# of Buildings	Rail Access	Clear Heights	% Office	Largest Tenant	Largest Tenant Expiration	Largest Tenant % of NRA
555 Taylor	Industrial – Flex	5	N	22’ – 48’	25%	Advanced Auto Parts	8/31/2024	37.6%
15 Independence	Industrial – Warehouse/Dist	1	N	30’	3%	Kraft Foods	3/31/2020	100.0%
Highland Park	Industrial – Warehouse/Dist	1	Y	26’ - 29’	5%	Home Depot	11/30/2022	100.0%
Moosup Pond	Industrial – Warehouse/Dist	1	Y	20’ - 30’	3%	Staples	5/31/2015	100.0%
50 Independence	Industrial – Warehouse/Dist	1	N	30’	3%	US Gypsum	4/14/2018	65.2%
1040 Sheridan	Industrial – Warehouse/Dist	1	N	24’	13%	United Plastics	8/14/2017	100.0%
1045 Sheridan	Industrial – Flex	2	Y	24’	8%	Friendly’s	4/1/2014	100.0%

555 Taylor. Located in Enfield, Connecticut, the property consists of five buildings which were constructed between 1975 and 1995 that were renovated in 1991 and 1999. The five properties total approximately 1,185,569 square feet and are 87.2% occupied by four tenants including Advanced Auto Parts, LEGO, Coca Cola and Day Care CCLC. The buildings are primarily used for distribution, research and development and office. The improvements feature, in aggregate, 88 loading docks, one of which is a drive-in dock and approximately 22 to 48 foot clear heights. Of the total property square footage, approximately 25% of the net rentable area is office space. The largest tenant at the property, Advanced Auto Parts, executed a 12 year lease for 37.6% of the net rentable area in June 2012 with a lease expiration in August 2024. Advanced Auto Parts (NYSE: AAP), is a leading specialty retailer of automotive aftermarket parts, accessories, batteries and maintenance items with over 3,500 stores primarily in the United States. The second largest tenant at the property, Lego Systems, Inc. (“LEGO”) leases 25.4% of the net rentable area, the majority of which is leased through April 2020. The LEGO Group is a privately held company based in Denmark and is the world’s third largest manufacturer of play materials. This property serves as the U.S. headquarters of LEGO. 555 Taylor and Highland Park are located less than five miles

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 2 - National Industrial Portfolio

east of Interstate 91 which provides access to most areas of central Connecticut and the northeast region of the United States. According to the appraisal the properties are located in the Northern Hartford County submarket which reported a vacancy rate of 15.5% with asking rents of $4.35 per square foot as of the second quarter of 2012.

15 Independence. Located in Devens, Massachusetts, the property was constructed in 1999 and is 100% leased. However, the property is currently unoccupied. The property is built for distribution with improvements that include 48 loading docks, two of which are drive-in docks, and 30 foot ceiling clear heights. Of the total property square footage, approximately 3.0% of the net rentable area is office space. The sole tenant at the property, Kraft Foods, which leases the entire 370,545 square feet through March 31, 2020, vacated the space after the sale of a juice division prior to the sponsors acquisition of the portfolio in 2007. Despite the fact that Kraft Foods is no longer in occupancy, it has remained in compliance with its obligations under the lease. Kraft Foods Inc., together with its subsidiaries, manufactures and markets packaged food products worldwide. 15 Independence along with 50 Independence are located approximately five miles northwest of Interstate 495 which runs from the Rhode Island border from the south through Boston’s outer suburbs to the New Hampshire border to the north. According to the appraisal, the properties are located in the 495 North submarket which reported a vacancy rate of 11.3% with asking rents of $5.92 per square foot as of the second quarter of 2012.

Highland Park. Located in Bloomfield, Connecticut, the property was constructed in 1986 and renovated in 1994 and 1998 with a total of 449,000 square feet. The property is 100% occupied by a single tenant, Home Depot. The property is primarily used for distribution with improvements that include 53 loading docks, four of which are drive-in docks, along with an additional nine rail access doors, and 26 to 29 foot clear heights. Of the total property square footage, approximately 5.0% of the rent rentable area is used as office space. Home Depot is an original tenant and has a lease expiration of November 30, 2022. The Home Depot, Inc., is the world’s largest home improvement retailer, and the second largest retailer in the United States.

Moosup Pond. Located in Plainfield, Connecticut, the property was constructed in 1958 and was renovated in 2004 with a total of 530,500 square feet and is 100% occupied by a single tenant, Staples. The property is primarily used for distribution with improvements that include 37 loading docks, five of which are drive-in docks, along with an additional four rail access doors, and 20 to 30 foot clear heights. Of the total property square footage, approximately 3.4% of the net rentable area is used as office space. Staples originally leased approximately 48% of the net rentable area when they took occupancy in 2002 and subsequently expanded to 100% of the property in 2004. Staples is the world’s largest office supply retailer. The company sells office products, furniture, computers and other merchandise and has 1,583 stores in the United States.  Staples’ lease runs through May 2015 and it has three, 3-year renewal options with a nine month notice period. The property is located approximately five miles west of Interstate 395 which is the primary north/south thoroughfare in eastern Connecticut. According to the appraisal, the property is located in the Town of Plainfield submarket, which reported a vacancy rate of 2.4% and asking rents of $2.26 per square foot as of the second quarter of 2012.

50 Independence. Located in Devens, Massachusetts, the property was constructed in 1997 and renovated in 2003 with a total of 236,505 square feet and is 88.9% occupied by three tenants. The property is primarily used for distribution with improvements that include 24 loading docks, two of which are drive-in docks, and 30 foot clear heights. Of the total property square footage, approximately 2.5% of the net rentable area is used as office space. The largest tenant at the property, US Gypsum leases approximately 65.2% of the net rentable area and has a lease through April 2018. US Gypsum, through its subsidiaries, engages in the manufacturing and distribution of building materials worldwide.

1040 Sheridan. Located in Chicopee, Massachusetts, the property was constructed in 1984 and renovated in 1995 with a total of 74,500 square feet and is 100% occupied by a single tenant, United Plastics. The property is primarily used for light manufacturing, research and development and distribution. The improvements include seven loading docks, two of which are drive-in docks, and 24 foot clear heights. Of the total property square footage, approximately 12.9% of the net rentable area is used as office space. United Plastics has been in occupancy since 2000 and in 2010 exercised an option to extend their lease by seven years through August 2017. United Plastics is a full-service manufacturer of precision plastic products and value-added services for the medical, industrial and datacenter markets, with operations in the United States, China, Mexico and Wales. In April 2012, MedPlast Inc., agreed to acquire United Plastics. MedPlast is a leading provider of highly engineered custom plastic processing solutions serving the global healthcare market. 1040 Sheridan and 1045 Sheridan are located within two miles of Interstate 91, which runs north/south through central Massachusetts and the greater Springfield area and Interstate 90, which connects downtown Boston to the east through central Massachusetts to New York to the west. According to the appraisal, the vacancy rate for manufacturing properties in the market as of the second quarter of 2012 was 15.0% with asking rents ranging from $1.50 to $3.50 per square foot.

1045 Sheridan. Located in Chicopee, Massachusetts, the property was constructed in 1978 and renovated in 1990 with a total of 62,000 square feet and is 100% occupied by a single tenant, Friendly’s. The property is primarily used for distribution with improvements that include approximately 28,800 square feet of refrigerated storage space, 9 loading docks, one of which is drive-in dock, along with an additional two rail access doors and 24 foot clear heights. Of the total property square footage approximately 8.1% of the net rentable area is used as office space. Friendly’s is a vertically integrated restaurant company. Together with its franchise base, the company has system-wide sales in excess of $550 million and over 7,500 retail locations. In late 2011, Friendly’s Ice Cream Corp voluntarily filed for Chapter 11 bankruptcy and emerged in January 2012 after a reorganization that included selling its business to the newly created Friendly’s Ice Cream LLC. The tenant has been in occupancy since 1999 and has recently extended their lease to February 2014. According to the appraisal, the vacancy rate for warehouse properties in the market as of the second quarter of 2012 was 20.0% with asking rents ranging from $1.50 to $3.50 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 2 - National Industrial Portfolio

Top Ten Tenant Summary(1)
Tenant	Property	Ratings(2) Moody’s/S&P/Fitch	Total SF	% of Total SF	Base Rent PSF	Lease Expiration Date
Staples	Moosup Pond	Baa2 / BBB / BBB	530,500	18.2%	$3.50	5/31/2015
Home Depot	Highland Park	A3 / A- / A-	449,000	15.4%	$4.05	11/30/2022
Advanced Auto Parts	555 Taylor	Baa3 / BBB- / NA	445,597	15.3%	$4.50	8/31/2024
Kraft Foods(3)	15 Independence	Baa2 / BBB / BBB-	370,545	12.7%	$5.45	3/31/2020
LEGO(4)	555 Taylor	NA / NA / NA	300,908	10.3%	$6.29	4/30/2020
Coca Cola	555 Taylor	Aa3 / A+ / A+	278,207	9.6%	$3.20	12/31/2015
US Gypsum(5)	50 Independence	NA / NA / NA	154,318	5.3%	$5.46	4/14/2018
United Plastics(6)	1040 North Sheridan	NA / NA / NA	74,500	2.6%	$3.75	8/14/2017
Friendly's	1045 North Sheridan	NA / NA / NA	62,000	2.1%	$5.14	4/1/2014
Hollingsworth & Vose	50 Independence	NA / NA / NA	31,000	1.1%	$4.25	1/31/2015
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) The Kraft Foods space has been dark since the sponsor acquired the portfolio in 2007. Kraft Foods continues to remain in compliance with its obligations under the lease.
(4) LEGO has multiple leases at the property and the lease expiration date listed above reflects the expiration date of the largest space that LEGO occupies. In total, LEGO has 69,990 square feet expiring in January 2013 and 230,918 square feet expiring in April 2020. No income was underwritten for the LEGO space expiring in 2013.
(5) US Gypsum has the right to terminate its lease in April 2015 subject to a termination fee equal to three months of basic rent and any unamortized landlord costs with twelve months’ notice. The termination fee will be controlled by the lender.
(6) United Plastics has the right to terminate its lease in August 2015 subject to a termination fee equal to six months of basic rent and any unamortized landlord costs with twelve months’ notice. The termination fee will be controlled by the lender.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	177,871	6.1%	NAP	NAP	177,871	6.1%	NAP	NAP
2012 & MTM	1	25,000	0.9	$112,500	0.9%	202,871	7.0%	$112,500	0.9%
2013	1	69,990	2.4	0	0.0	272,861	9.4%	$112,500	0.9%
2014	2	71,173	2.4	389,220	3.2	344,034	11.8%	$501,720	4.1%
2015	3	839,707	28.9	2,878,762	23.5	1,183,741	40.7%	$3,380,483	27.6%
2016	0	0	0.0	0	0.0	1,183,741	40.7%	$3,380,483	27.6%
2017	1	74,500	2.6	279,375	2.3	1,258,241	43.3%	$3,659,858	29.9%
2018	1	154,318	5.3	842,160	6.9	1,412,559	48.6%	$4,502,017	36.8%
2019	0	0	0.0	0	0.0	1,412,559	48.6%	$4,502,017	36.8%
2020	2	601,463	20.7	3,912,562	32.0	2,014,022	69.2%	$8,414,580	68.8%
2021	0	0	0.0	0	0.0	2,014,022	69.2%	$8,414,580	68.8%
2022	1	449,000	15.4	1,818,450	14.9	2,463,022	84.7%	$10,233,030	83.6%
2023 & Beyond	1	445,597	15.3	2,005,187	16.4	2,908,619	100.0%	$12,238,216	100.0%
Total	13	2,908,619	100.0%	$12,238,216	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$12,809,362	$10,390,629	$11,564,785	$11,759,589	$12,238,216	$4.21	71.8%
Vacant Income	0	0	0	0	714,160	0.25	4.2
Gross Potential Rent	$12,809,362	$10,390,629	$11,564,785	$11,759,589	$12,952,376	$4.45	75.9%
Total Reimbursements	2,705,138	2,307,348	3,724,018	3,223,296	4,103,274	1.41	24.1
Net Rental Income	$15,514,499	$12,697,977	$15,288,803	$14,982,885	$17,055,650	$5.86	100.0%
(Vacancy/Credit Loss)	(32,938)	(342,328)	(122,473)	119,970	(1,490,275)	(0.51)	(8.7)
Other Income	0	7,388	0	214	0	0.00	0.0
Effective Gross Income	$15,481,562	$12,363,037	$15,166,331	$15,103,069	$15,565,375	$5.35	91.3%

Total Expenses	$3,741,576	$3,853,273	$4,929,263	$4,520,793	$5,324,267	$1.83	34.2%

Net Operating Income	$11,739,986	$8,509,764	$10,237,068	$10,582,276	$10,241,108	$3.52	65.8%

Total TI/LC, Capex/RR	0	0	0	0	872,234	0.30	5.6
Net Cash Flow	$11,739,986	$8,509,764	$10,237,068	$10,582,276	$9,368,873	$3.22	60.2%
(1) TTM column represents the trailing twelve months ending July 31, 2012.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3) The reduction in 2010 Rents in Place is a result of The LEGO Group downsizing its leased space in 555 Taylor.
(4) Underwritten Rents in Place are higher than the historical primarily due to a new 445,597 square foot lease that was executed with Advanced Auto Parts in June 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Property Management. The portfolio is managed by PM Realty Group, L.P (“PMRG”). PMRG is a privately held commercial real estate firm that offers a variety of real estate services including property and facility management, leasing, marketing, development and construction management and engineering.

Escrows and Reserves. At closing the borrower deposited into escrow $3,136,432 million to prefund anticipated future repairs as identified in the Property Condition Reports, $2,793,033 million for outstanding tenant improvement obligations associated with Advanced Auto Parts, Staples and Home Depot, $1.0 million for abated rent associated with Advanced Auto Parts, $412,748 for real estate taxes, $118,241 for deferred maintenance and $15,000 for environmental.

Tax Escrows- The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $156,813.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default or cash sweep trigger event has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $27,480 (approximately $0.11 per square foot annually) for replacement reserves. The reserve is not subject to a cap.

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $72,250 (approximately $0.30 per square foot annually) for tenant improvement and leasing commissions. The reserve is not subject to a cap.

Lockbox / Cash Management. The loan is structured with a Hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent (i) the debt yield based on the immediately preceding trailing three month period falls below 7.0%, (ii) there is an event of default under the loan documents or (iii) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action all excess cash flow deposited into the lockbox and shall deemed additional collateral for the loan.

Release of Properties. Borrower may release a property or properties from the collateral for the loan after the first anniversary of the first payment date provided that, among other things: (i) no event of default has occurred and is continuing; (ii) payment of 115% of the applicable allocated loan amount and the applicable yield maintenance premium; (iii) after giving effect to the release for the applicable individual property, the debt yield for the properties then remaining based on the trailing twelve month period immediately preceding the release of the applicable individual property is equal to or greater than the greater of (a) 9.87% or (b) the debt yield for all the properties (including the released property) immediately preceding the release of the applicable individual property based on the trailing 12 month period.

Outparcel Release – In the event a local Economic Development Agency exercised its purchase option, an undeveloped outparcel located at the 15 Independence property is releasable for a minimum payment of $579,600 plus any applicable prepayment premiums. No income or value was attributed to this parcel.

Additional Future Debt. Commencing after the first anniversary of the first payment date, a mezzanine loan, secured by the pledge of the ownership interest in the borrower, may be obtained provided that, among other things: (i) the LTV of the then-outstanding principal balance of the mortgage loan and mezzanine loan shall not exceed 70.0% based on a recently prepared appraisal; (ii) the current debt yield (factoring in the then-outstanding mortgage loan and mezzanine loan) is no less than the closing date debt yield of 9.87%; (iii) the combined DSCR is no less than the closing date DSCR of 1.56x and; (iv) the mezzanine lender shall enter into an intercreditor agreement reasonably acceptable to the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 3 – 5th & Yesler

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 3 – 5th & Yesler

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 3 – 5th & Yesler

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CIBC	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$84,000,000	Title:	Fee
Cut-off Date Principal Balance:	$84,000,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	7.4%	Net Rentable Area (SF):	280,299
Loan Purpose:	Refinance	Location:	Seattle, WA
Borrower:	Yesler Investment Company, L.L.C.	Year Built/Renovated:	2009 / N/A
Sponsor:	Martin Selig	Occupancy:	92.5%
Interest Rate:	4.78000%	Occupancy Date:	8/27/2012
Note Date:	8/29/2012	Number of Tenants:	4
Maturity Date:	9/1/2022	2009 NOI(1):	($194,342)
Interest-only Period:	30 months	2010 NOI(1):	($517,595)
Original Term:	120 months	2011 NOI(1):	$700,096
Original Amortization:	360 months	TTM NOI(2):	$4,285,674
Amortization Type:	IO-Balloon	UW Economic Occupancy:	93.4%
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$10,204,220
Lock Box:	CMA	UW Expenses:	$2,133,014
Additional Debt:	Yes	UW NOI:	$8,071,206
Additional Debt Balance:	$10,000,000	UW NCF:	$7,552,392
Additional Debt Type:	Mezzanine Loan	Appraised Value / Per SF:	$145,000,000 / $517
		Appraisal Date:	7/5/2012

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$300
Taxes:	$390,361	$65,060	N/A	Maturity Date Loan/SF:	$261
Insurance:	$36,018	$4,002	N/A	Cut-off Date LTV:	57.9%
Replacement Reserves:	$0	$4,672	N/A	Maturity Date LTV:	50.5%
TI/LC:	$1,000,000	$49,000	$6,500,000	UW NCF DSCR:	1.43x
Other:	$239,475	$0	N/A	UW NOI Debt Yield:	9.6%

(1) The property was completed in 2009 and was in a transition phase until recently being leased up.
(2) TTM NOI represents the trailing twelve months ending July 31, 2012.
(3) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The 5th & Yesler loan has an outstanding balance of $84.0 million and is secured by a first mortgage lien on a 280,299 square foot office property located in the central business district of Seattle, Washington. The loan has a 10-year term, and subsequent to an initial 30-month interest only period, amortizes on a 30-year schedule. Proceeds from the loan, along with $10 million of mezzanine debt, were used to repay previously existing debt of approximately $84.5 million, fund upfront reserves of $1.7 million, pay closing costs of $0.4 million, and return $7.4 million to the sponsor. The previously existing debt was originated by PB Capital Corporation in December 2006.

The Borrower. The borrowing entity for the loan is Yesler Investment Company, L.L.C., a Washington limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and non-recourse guarantor is Martin Selig. Martin Selig has over 50 years of development experience and owns and manages approximately 4.25 million square feet of office space in Seattle. He is also one of the largest government landlords in the area, owning buildings with over 800,000 square feet leased to government tenants.

The Property.  5th & Yesler is a 17-story, 280,299 square foot Class A office building with a 244-space indoor garage located in Seattle, Washington within the government corridor of the central business district. The property was completed in September 2009 to LEED Gold Certification standards and is located near federal, state and municipal government buildings such as the King County Administration building and Superior Court, the Henry M. Jackson Federal Office Building and the Nakamura Federal Courthouse - home of the 9th U.S. Circuit Court of Appeals.  As of August 27, 2012, the property was 92.5% leased to 3 office tenants and one ground floor retail tenant. Of the total leased space, 91.9% is leased to U.S. General Services Administration (“GSA”) tenants (representing 9 different government agencies).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 3 – 5th & Yesler

The property’s location in the government center area of the central business district makes it convenient to all points within the greater Seattle metro area due to its proximity near two freeways. The major arterial through the Seattle metropolitan area is Interstate 5, which defines the eastern boundary of the central business district. Interstate 5 is the West Coast’s primary transportation arterial, running from the Canadian to the Mexican borders and providing ground access to the West Coast’s metropolitan areas. There are several on and off ramps from Interstate 5 serving the Seattle central business district, and the property is within close proximity to access streets that lead to the freeway ramps. The property is also a short distance from Interstate 90, the longest interstate highway in the United States that runs from Seattle, Washington to Boston, Massachusetts and provides access to Seattle’s eastern suburbs, such as Bellevue.

In addition, the property’s location is easily accessible to public transportation. Since July 2009, a light rail system has been in place, increasing the central business district’s accessibility to other areas of the city. The rail line runs to the Seattle-Tacoma International Airport, which is approximately 14 miles away. The line makes multiple stops in the downtown area, with the nearest stop within a short walking distance of the property.  Bus travel is the primary mode of transportation, running on a system known as the Metro. The Metro provides connecting service to all parts of King County and experiences particularly heavy utilization in the central business district due to the no-fare zone in the downtown area. There is a Metro stop directly in front of the property.

According to the appraisal, the property falls within the central business district’s submarket of the Seattle-Bellevue Office market. As of the first quarter of 2012, the submarket was comprised of approximately 20.7 million square feet of office space, with a vacancy rate of 17.4%. The appraiser identified seven newly constructed competitive Class A office buildings within the central business district’s totaling 3.7 million square feet. All were built after 2000 and had a weighted average vacancy rate of 5.1%. Average asking rental rates for Class A office space in the submarket were $33.44 per square foot. The appraiser identified seven office rental comparables ranging in size from 228,592 to 921,000 square feet that were constructed between 1984 and 2009. The comparables had rents ranging from $23.00 to $42.00 per square foot, versus underwritten rents of $33.30 per square foot for the property.

Historical and Current Occupancy(1)
2009	2010	2011	Current(2)
4.9%	67.3%	67.3%	92.5%
(1) The property was completed in 2009 and was in a transition phase until recently being leased up. (2) Current Occupancy is as of August 27, 2012.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
GSA a/k/a Yesler 5(3)	Aaa / AA+ / AAA	174,561	62.3%	$37.10	10/31/2020
Drug Enforcement Administration(4)	Aaa / AA+ / AAA	70,307	25.1%	$33.81	8/14/2022
US Customs & Border Protection	Aaa / AA+ / AAA	12,866	4.6%	$34.21	12/01/2019
Deli-Cut Subs	NA / NA / NA	1,678	0.6%	$24.00	9/30/2022
(1) Based on the underwritten rent roll.
(2) Ratings provided are the current ratings for the U.S. Government.
(3) Yesler 5 is a multiagency lease including United States Social Security Administration, Bureau of Consular Affairs – Passport Agency, United States Navy, United States Department of Agriculture, Bureau of Diplomatic Security, Department of Defense, and Department of Labor offices.
(4) The Drug Enforcement Administration may terminate their lease at any time effective after November 30, 2021 by providing not less than 120 days’ prior written notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 3 – 5th & Yesler

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	20,887	7.5%	NAP	NAP	20,887	7.5%	NAP	NAP
2012	0	0	0.0	$0	0.0%	20,887	7.5%	$0	0.0%
2013	0	0	0.0	0	0.0	20,887	7.5%	$0	0.0%
2014	0	0	0.0	0	0.0	20,887	7.5%	$0	0.0%
2015	0	0	0.0	0	0.0	20,887	7.5%	$0	0.0%
2016	0	0	0.0	0	0.0	20,887	7.5%	$0	0.0%
2017	0	0	0.0	0	0.0	20,887	7.5%	$0	0.0%
2018	0	0	0.0	0	0.0	20,887	7.5%	$0	0.0%
2019	1	12,866	4.6	440,179	4.7	33,753	12.0%	$440,179	4.7%
2020	1	174,561	62.3	6,476,070	69.4	208,314	74.3%	$6,916,249	74.1%
2021	0	0	0.0	0	0.0	208,314	74.3%	$6,916,249	74.1%
2022	2	71,985	25.7	2,417,334	25.9	280,299	100.0%	$9,333,584	100.0%
2023 & Beyond	0	0	0.0	0	0.0	280,299	100.0%	$9,333,584	100.0%
Total	4	280,299	100.0%	$9,333,584	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2010	2011	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$475,677	$2,039,614	$5,778,156	$9,333,584	$33.30	87.7%
Vacant Income	0	0	0	697,589	2.49	6.6
Gross Potential Rent	$475,677	$2,039,614	$5,778,156	$10,031,173	$35.79	94.2%
Total Reimbursements(4)	173,570	171,183	240,593	612,710	2.19	5.8
Net Rental Income	$649,247	$2,210,797	$6,018,749	$10,643,883	$37.97	100.0%
(Vacancy/Credit Loss)	0	0	0	(697,600)	(2.49)	(6.6)
Other Income(5)	922	790	3,040	257,938	0.92	2.4
Effective Gross Income	$650,168	$2,211,586	$6,021,789	$10,204,220	$36.40	95.9%

Total Expenses	$1,167,763	$1,511,491	$1,736,115	$2,133,014	$7.61	20.9%

Net Operating Income(3)	($517,595)	$700,095	$4,285,674	$8,071,206	$28.79	79.1%

Total TI/LC, Capex/RR	0	0	0	518,814	1.85	5.1
Net Cash Flow(2)	($517,595)	$700,095	$4,285,674	$7,552,392	$26.94	74.0%
(1) TTM Column represents trailing twelve months ending July 31, 2012.
(2) Represents the percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3) Underwritten Rents in Place, Net Operating Income and Net Cash Flow are inclusive of full contractual rent for all tenants currently in occupancy.
(4) Underwritten Total Reimbursements includes parking income of $484,080.
(5) Underwritten Other Income is comprised of the contractual rent step for the Drug Enforcement Administration in April 2015.

Property Management. The property is managed by MSRE Management, L.L.C., an affiliate of the sponsor.

Escrows and Reserves. At closing, the borrower deposited into escrow $1,000,000 for TI/LC reserves, $390,361 for real estate taxes, $239,475 for rent associated with two tenants (Drug Enforcement Administration and Deli-Cut Subs), and $36,018 for insurance.

Tax Escrows- The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $65,060.

Insurance Escrows- The borrower is required to escrow 1/12 of the annual estimated insurance payments monthly, which currently equates to $4,002.

Replacement Reserves- On a monthly basis, the borrower is required to deposit $4,672 to the replacement reserves escrow.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 3 – 5th & Yesler

TI/LC Reserves- A reserve has been established to collect money for tenant improvements and leasing commissions (TI/LC). At closing, $1,000,000 was held back from the loan proceeds and deposited into the TI/LC reserve to be used for the lease up of vacant space. In addition, during months 1 through 33 of the loan, $49,000 per month will be collected; during months 34 through 88, $70,000 per month will be collected; during months 88 through 120, $49,000 per month will be collected. The TI/LC reserve is capped at $6,500,000. Upon leasing the property to 96.2%, any remaining funds of the $1,000,000 initial TI/LC holdback will be available for ongoing TI/LC needs of the property; however, any funds utilized for currently vacant space will reduce the $6,500,000 cap dollar for dollar.

Lock Box / Cash Management. The loan is structured with a CMA lockbox. Tenant direction letters were sent to all tenants instructing them to send all rents and other payments into a lender controlled lockbox or clearing account. The revenues are then swept on a daily basis into an account controlled by the borrower until the occurrence of a Cash Management Period (herein defined). In the event of a Cash Management Period, the funds will be directed into a segregated cash management account to be held in trust and for the benefit of the lender. The lender will have a first priority security interest in the cash management account. A “Cash Management Period” shall commence upon the occurrence of any of the following: (i) an event of default; (ii) two consecutive calendar quarters of the DSCR falling below 1.20x; (iii) two consecutive calendar quarters of the Debt Yield falling below 7.5%; (iv) a mezzanine loan event of default; or (v) a Yesler 5 Cash Management Period, herein defined.

A “Yesler 5 Cash Management Period” is a period (A) commencing upon the first occurrence of: (i) the GSA being in monetary or material non-monetary default under the Yesler 5 Lease for floors 4-12 (the “Yesler 5 Space”); (ii) the GSA failing to be in actual, physical possession of the Yesler 5 Space and failing to conduct business during customary office hours in all of the Yesler 5 Space; (iii) the GSA giving notice that it is terminating or canceling its lease for all or any material portion of the Yesler 5 Space; (iv) any termination or cancellation of the Yesler 5 Lease or; (v) on December 1, 2019 unless on or prior to that date the borrower and the GSA have entered into a Yesler 5 lease extension and (B) expiring upon the first to occur of (1) the lender’s receipt of evidence reasonably acceptable to the lender of the satisfaction of the following: (a) cure of all events of default under the Yesler 5 Lease, (b) the GSA is in actual, physical possession of the Yesler 5 space and conducting business during customary business hours and not dark in all or a material portion of the Yesler 5 Space, (c) the GSA has irrevocably revoked or rescinded all termination or cancellation notices with respect to the Yesler 5 Lease and has re-affirmed the Yesler 5 Lease as being in full force and effect, (d) in the event the Yesler 5 Cash Management Period is due to the GSA’s failure to extend or renew the Yesler 5 Lease, borrower and the GSA have entered into a Yesler 5 lease extension and (v) the GSA is paying full, unabated rent under the Yesler 5 Lease, or (2) the lender’s receipt of evidence reasonably acceptable to the lender that borrower entered into an acceptable replacement tenant lease for the Yesler 5 Space and all occupancy conditions in respect of such replacement tenant lease have been satisfied.

Additional Debt. A mezzanine loan of $10 million secured by the equity interest in the borrower was provided by Redwood Commercial Mortgage Corporation, an affiliate of the Redwood Trust. The mezzanine loan has a coterminous maturity with the mortgage loan and is interest-only for the duration of its term. The mortgage loan and the mezzanine loan, together have a Cut-off Date LTV equal to 64.8%, a Maturity Date LTV equal to 57.4%, a UW NCF DSCR equal to 1.20x, and an UW NOI Debt Yield equal to 8.6%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 4 - Gallery at Harborplace

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 4 - Gallery at Harborplace

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 4 - Gallery at Harborplace

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$82,000,000	Title:	Fee
Cut-off Date Principal Balance:	$81,560,813	Property Type - Subtype:	Mixed Use – Office/Retail
% of Pool by IPB:	7.2%	Net Rentable Area (SF):	406,594
Loan Purpose:	Refinance	Location:	Baltimore, MD
Borrower:	Baltimore Center, LLC	Year Built/Renovated:	1987 / N/A
Sponsor:	GGPLP Real Estate, Inc.	Occupancy(1):	76.2%
Interest Rate:	5.24000%	Occupancy Date:	6/30/2012
Note Date:	4/2/2012	Number of Tenants:	71
Maturity Date:	5/1/2022	2009 NOI:	$11,712,984
Interest-only Period:	None	2010 NOI:	$9,242,932
Original Term:	120 months	2011 NOI:	$9,024,545
Original Amortization:	360 months	TTM NOI(2):	$8,878,891
Amortization Type:	Balloon	UW Economic Occupancy:	87.1%
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW Revenues:	$15,618,739
Lockbox:	CMA	UW Expenses:	$6,779,987
Additional Debt:	N/A	UW NOI:	$8,838,752
Additional Debt Balance:	N/A	UW NCF:	$7,866,754
Additional Debt Type:	N/A	Appraised Value/ Per SF:	$128,000,000 / $315
		Appraisal Date(3):	3/22/2012

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$201
Taxes:	$0	Springing	N/A	Maturity Date Loan/SF:	$167
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	63.7%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	53.1%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.45x
Other:	$600,264	$0	N/A	UW NOI Debt Yield:	10.8%

(1) Occupancy includes Forever 21 which has expanded its leased premises from 8,131 square feet to 12,193 square feet, but is not expected to take occupancy of, or start paying rent for the expansion space until February 2013.
(2) TTM NOI represents the trailing twelve months ending June 30, 2012.
(3) The Appraised Value of $128,000,000 is comprised of $45,300,000 for the office component, $42,700,000 for the retail component and $40,000,000 for the parking garage.
(4) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The Gallery at Harborplace loan has an outstanding principal balance of approximately $81.6 million and is secured by a first mortgage lien on a mixed use office and retail center located in Baltimore’s Inner Harbor. The collateral consists of three components: four floors of retail space totaling 139,494 square feet, 15 floors of office space totaling 267,100 square feet and an interest in a 1,169 space parking garage. The property also includes a Renaissance Hotel located in a separate subdivided air rights parcel above the retail center; however, the hotel is not part of the loan collateral. The proceeds of the loan were used to repay existing debt of approximately $61.8 million, pay closing costs of $0.8 million, fund upfront reserves of $0.6 million and return $18.8 million of equity to the sponsors. The debt repaid proceeds of a loan that was originated in 2000, with an original principal balance of $70.5 million, a portion of which was securitized in LBUBS 2000-C5.

The Borrower. The borrowing entity for the loan is Baltimore Center, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is GGPLP Real Estate, Inc. an affiliate of General Growth Properties, Inc. (“GGP”). GGP is a fully integrated, self-managed and self-administered real estate investment trust focused on owning, managing, leasing and redeveloping regional malls throughout the United States. The company currently owns, or has an interest in 150 regional shopping malls comprising approximately 141.4 million square feet of gross leasable area. The company is headquartered in Chicago, Illinois, and is publicly traded on the New York Stock Exchange under the symbol GGP.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 4 - Gallery at Harborplace

The Property. Gallery at Harborplace is located along the Pratt Street Corridor, on the northern side of the Inner Harbor in downtown Baltimore, Maryland. The property is a mixed use project comprising three components that are operated as one economic entity including a 15-story (floors 14-28), 267,100 square foot office tower known as the Harborplace Office Tower (“Office Tower”), a 4-story 139,494 square foot retail center known as The Gallery at Harborplace (“The Gallery”), and an interest in a 5-level subterranean garage containing 1,169 parking spaces.  In addition, attached to the property is a 622-room Renaissance Hotel, which is not operated by the borrower, or part of the loan collateral. GGP acquired the property in its acquisition of The Rouse Company in 2004. The property had an allocated purchase price of $92.0 million.

The Class A Office Tower totals 267,100 square feet located on the 15-floors above the hotel. The Office Tower offers tenants good frontage and visibility along the Pratt Street Corridor and views of the Inner Harbor. The Office Tower is currently 70.1% leased by 17 tenants that represent a mix of financial services, law firms and other professional service oriented tenants. The current vacancy is reflective of tenant turnover that occurred over the past few years as a result of the economic downturn. The Office Tower has seen an increase in leasing activity since May 2011 with the signing of ten new and renewal leases for a total of 90,709 square feet.  According to the appraisal, the property falls within the Central Baltimore City submarket which is inclusive of the Baltimore central business district. As of the second quarter of 2012, the overall submarket was comprised of approximately 16.5 million square feet with a vacancy rate of 22.9%. Class A office space in the submarket reported a vacancy rate of 21.1% with average asking rental rates of $25.75 per square foot. The appraiser identified 23 competitive properties ranging from approximately 142,000 to 700,000 square feet that reported a weighted average occupancy of 86.5% and average asking rental rates of $23.71 per square foot on a full service basis.

As of June 2012, The Gallery is currently 87.8% leased by 54 tenants. The Gallery opened in 1987 as a complement to Harborplace, a retail center located across Pratt Street that is marketed to tourists and visitors that is also owned by GGP. The Gallery’s retail tenancy includes more traditional retail tenants including Forever 21, Banana Republic, Brooks Brothers, GAP and Coach, as well as a food court. Retail sales are generated from office workers and hotel visitors from the property’s contiguous facilities as well as nearby office buildings and hotels, along with tourists visiting the Inner Harbor. Total comparable mall shop in-line retail sales averaged $350 per square foot as of the trailing twelve months ending June 2012 with occupancy costs of 15.5%. In August 2012, Forever 21 extended their lease which was set to expire in January 2013 to October 2022 and expanded their space from approximately 8,131 square feet to 12,193 square feet. As part of the expansion, Forever 21 will combine their existing space on the second floor with additional space on the ground floor. The ground floor space will have separate exterior entrance into the property, which is expected to increase traffic to the store. Forever 21 is expected to open the expansion space in February 2013. According to the appraisal, the property falls within the Central/Eastern Baltimore County submarket, which is inclusive of downtown Baltimore. As of second quarter of 2012, the submarket was comprised of approximately 6.9 million square feet with a vacancy rate of 8.9%. Average asking rental rates for in-line retail space in the submarket were $18.23 per square foot. The appraiser identified six competitive properties ranging from approximately 18,000 to 147,000 square feet that were constructed/renovated between 1895 and 2006. The competitive set has a weighted average occupancy of 87.4%.

The collateral also includes a 1,169 space, five-level subterranean parking garage that the sponsor controls pursuant to an installment sales contract with City Council of Baltimore that commenced in 1988. The contract calls for monthly installment payments totaling $192,913 and runs to June 30, 2018. The original purchase price for the garage was $31.1 million and approximately $11.9 million is still outstanding. Upon completion of the final payment in 2018, the fee simple interest will transfer to the borrower. The remaining payments of the installment sales contract are guaranteed by GGP Limited Partnership.

Historical and Current Occupancy
Property Component	2008	2009	2010	2011	Current(1)
Office	76.2%	64.0%	54.0%	64.5%	70.1%
Retail(2)	91.4%	85.9%	84.2%	90.7%	87.8%
Total	81.4%	71.6%	64.4%	73.4%	76.2%
(1) Current Occupancy is as of June 30, 2012.
(2) Current Retail Occupancy includes Forever 21, which has expanded its leased premises from 8,131 square feet to 12,193 square feet but is not expected to take occupancy of the expansion space until February 2013.

In-line Sales and Occupancy Costs(1)
	2008	2009	2010	2011	TTM(2)
In-line Sales PSF	$376	$315	$317	$337	$350
Occupancy Costs	16.3%	19.0%	16.9%	16.3%	15.5%
(1) In-line Sales PSF and Occupancy Costs are for tenants less than 10,000 square feet who were in occupancy for twelve months in each respective year.
(2) TTM as of June 30, 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 4 - Gallery at Harborplace

Tenant Summary(1)
Tenant	Tenant Type	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Branch Bank & Trust Company(3)	Office	A1 / A / NA	23,426	5.8%	$28.62	12/31/2022
Niles, Barton & Wilmer	Office	NA / NA / NA	21,835	5.4%	$31.00	6/30/2016
Wilmington Trust	Office	NA / NA / NA	17,216	4.2%	$33.46	3/31/2020
Lupin Pharmaceuticals	Office	NA / NA / NA	17,216	4.2%	$33.32	5/31/2015
Duane Morris LLP(4)	Office	NA / NA / NA	17,216	4.2%	$26.91	4/30/2019
Northwestern Mutual Financial	Office	NA / BBB / NA	17,216	4.2%	$24.50	4/30/2022
BusinessSuites	Office	NA / NA / NA	16,890	4.2%	$12.81	12/31/2021
DST Brokerage Solutions, LLC	Office	NA / NA / NA	13,157	3.2%	$24.44	6/30/2019
Forever 21	Retail	NA / NA / NA	12,193	3.0%	$33.21	10/31/2022
Gap	Retail	Baa3 / BB+ / BBB-	10,257	2.5%	$42.11	1/31/2015
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Branch Bank & Trust Company has three leases at the property and the lease expiration date listed above reflects the expiration date of the two largest spaces that the tenant occupies. Of the 23,426 square feet listed above, 2,167 square feet of retail space expires in August 2014.
(4) Duane Morris LLP has the right to terminate its lease in April 2017 with twelve months notice.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	96,941	23.8%	NAP	NAP	96,941	23.8%	NAP	NAP
2012 & MTM	5	5,209	1.3	$148,388	1.6%	102,150	25.1%	$148,388	1.6%
2013	16	34,552	8.5	1,206,981	12.7	136,702	33.6%	$1,355,369	14.3%
2014	15	29,032	7.1	783,494	8.2	165,734	40.8%	$2,138,863	22.5%
2015	5	44,072	10.8	1,488,251	15.7	209,806	51.6%	$3,627,114	38.2%
2016	5	33,694	8.3	1,123,017	11.8	243,500	59.9%	$4,750,131	50.0%
2017	8	14,889	3.7	567,620	6.0	258,389	63.5%	$5,317,750	55.9%
2018	4	15,909	3.9	535,899	5.6	274,298	67.5%	$5,853,649	61.6%
2019	2	30,373	7.5	784,840	8.3	304,671	74.9%	$6,638,489	69.8%
2020	3	22,638	5.6	882,426	9.3	327,309	80.5%	$7,520,915	79.1%
2021	4	28,616	7.0	551,361	5.8	355,925	87.5%	$8,072,276	84.9%
2022 & Beyond	4	50,669	12.5	1,433,666	15.1	406,594	100.0%	$9,505,942	100.0%
Total	71	406,594	100.0%	$9,505,942	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$10,910,960	$9,020,347	$8,927,250	$8,648,699	$9,505,942	$23.38	53.3%
Vacant Income	0	0	0	0	2,309,743	5.68	12.9
Gross Potential Rent	$10,910,960	$9,020,347	$8,927,250	$8,648,699	$11,815,685	$29.06	66.2%
Total Reimbursements	3,914,391	3,462,769	3,402,252	3,053,600	2,957,920	7.27	16.6
Parking Income(5)	3,382,295	2,885,651	3,074,877	3,268,979	3,074,877	7.56	17.2
Net Rental Income	$18,207,646	$15,368,768	$15,404,379	$14,971,278	$17,848,482	$43.90	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(2,309,743)	(5.68)	(12.9)
Other Income	146,720	42,655	83,036	83,917	80,000	0.20	0.4
Effective Gross Income	$18,354,366	$15,411,423	$15,487,415	$15,055,195	$15,618,739	$38.41	87.5%

Total Expenses	$6,641,382	$6,168,491	$6,462,870	$6,176,304	$6,779,987	$16.68	43.4%

Net Operating Income	$11,712,984	$9,242,932	$9,024,545	$8,878,891	$8,838,752	$21.74	56.6%

Total TI/LC, Capex/RR	0	0	0	0	971,998	2.39	6.2
Net Cash Flow	$11,712,984	$9,242,932	$9,024,545	$8,878,891	$7,866,754	$19.35	50.4%
(1) TTM column represents the trailing twelve months ending June 30, 2012.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3) Underwritten Rents in Place are inclusive of full contractual rent for all tenants in occupancy, regardless of the whether or not respective tenants are currently receiving free rent. A free rent reserve of $600,264 was taken at closing, representing all outstanding free rent for tenants at the property, and will be released to the borrower on a monthly basis pursuant to the loan agreement.
(4) Underwritten Rents in Place includes $5,186,010 of office income and $4,319,932 of retail income.
(5) Parking Income is net of operating expenses.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 4 - Gallery at Harborplace

Property Management. The Gallery and Office Tower are managed by the borrower. The parking garage is managed by Standard Parking Corporation.

Escrows and Reserves. At closing the borrower was required to deposit into escrow $600,264 for outstanding free rent credits associated with Northwestern Mutual, DST Brokerage Solutions, Banana Republic, Mackenzie Real Estate and Kearny O’Doherty.

The requirement of the borrower to make monthly deposits to the tax, insurance, replacement reserve and TI/LC reserves are waived so long as no event of default has occurred and is continuing, the DSCR based on the trailing twelve month period immediately preceding the date of such determination is equal to or greater than 1.15x and that the borrower delivers evidence that insurance premiums and taxes have been paid.

Tax Escrows and Insurance Escrows- The borrower is required to escrow 1/12 of the annual estimated tax payments and insurance premiums monthly. The reserves are subject to a cap of 12 times the monthly deposits.

Replacement Reserves- On a monthly basis the borrower is required to deposit $13,535 ($0.40 per square foot annually) for replacement reserves. The reserve is subject to a cap of $162,420 ($0.40 per square foot).

TI/LC Reserves- On a monthly basis the borrower is required to deposit $50,833 ($1.50 per square foot annually) for tenant improvement and leasing commissions.  The reserve is subject to a cap of $1,220,000 ($3.00 per square foot).

Lockbox / Cash Management. The loan is structured with a CMA lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent (i) the DSCR based on the immediately preceding trailing 12 month period falls below 1.10x, (ii) there is an event of default under the loan documents or (iii) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action, all excess cash flow will be deposited into the lockbox and shall be deemed additional collateral for the loan.

Release of Office Tower. The borrower is permitted to release the Office Tower component of the property from the loan after the expiration of the lockout period by paying (i) a release amount equal to $31.9 million and (ii) applicable yield maintenance premium provided that, among other things, the DSCR based on the trailing 12 month period for the portion of the property remaining subject to the mortgage shall be equal to or greater than the DSCR for the property (including the Office Tower) immediately prior to giving effect to such release. Release of the Office Tower would result in a decrease in ongoing monthly replacement reserves and TI/LC reserves to $4,630 and $17,387 respectively. After a release of the Office Tower component the caps for each reserve are reduced to $55,560 and $417,300 respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 5 - Ashford Office Complex

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 5 - Ashford Office Complex

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 5 - Ashford Office Complex

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$61,125,000	Title:	Fee
Cut-off Date Principal Balance:	$60,980,771	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	5.4%	Net Rentable Area SF:	569,986
Loan Purpose:	Acquisition	Location:	Houston, TX
Borrower:	BRI 1851 Ashford, LLC	Year Built/Renovated:	1980,1982 / 2007
Sponsor:	Dalet Investment Properties, LLLP, Dalet Investment Properties (US), LLLP	Occupancy(1):	92.8%
		Occupancy Date:	8/30/2012
Interest Rate:	4.81000%	Number of Tenants:	46
Note Date:	8/1/2012	2009 NOI:	$5,876,527
Maturity Date:	8/1/2022	2010 NOI:	$6,470,427
Interest-only Period:	None	2011 NOI:	$5,281,649
Original Term:	120 months	TTM NOI(2):	$4,979,235
Original Amortization:	360 months	UW Economic Occupancy:	91.6%
Amortization Type:	Balloon	UW Revenues:	$12,197,232
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Expenses:	$5,638,281
Lockbox:	Hard	UW NOI(3):	$6,558,951
Additional Debt:	N/A	UW NCF:	$5,696,269
Additional Debt Balance:	N/A	Appraised Value / Per SF(4):	$82,950,000 / $146
Additional Debt Type:	N/A	Appraisal Date:	6/27/2012

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$107
Taxes:	$951,514	$105,724	N/A	Maturity Date Loan/SF:	$88
Insurance:	$56,668	$28,334	N/A	Cut-off Date LTV(4):	73.5%
Replacement Reserves:	$15,350	$15,350	N/A	Maturity Date LTV(4):	60.2%
TI/LC:	$51,042	$51,042	$2,000,000	UW NCF DSCR:	1.48x
Other:	$2,709,829	$0	N/A	UW NOI Debt Yield:	10.8%

(1) Occupancy includes 83,692 square feet of space for Mustang Engineering. The tenant currently occupies 23,923 square feet and has executed a lease for an additional 62,769 square feet and is expected to take occupancy and commence paying rent in November 2012.
(2) TTM NOI represents the trailing twelve months ending July 31, 2012.
(3) UW NOI is higher than historical levels primarily due to the additional 62,769 square feet that Mustang Engineering leased in March 2012. Mustang Engineering will begin paying full contractual rent in November 2012.
(4) Based on the appraiser’s hypothetical value which is the estimated market value of the properties assuming approximately $2.8 million was escrowed at closing for outstanding tenant improvements and leasing commissions. These funds were escrowed therefore the hypothetical value was used. The “as-is” value assuming no escrows were taken is approximately $80.2 million.
(5) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The Ashford Office Complex loan has an outstanding principal balance of approximately $61.0 million and is secured by a first mortgage lien on three, multi-tenant office buildings totaling approximately 569,986 square feet that are located in the Energy Corridor of Houston, Texas. The loan has a ten-year term and amortizes on a 30-year schedule. The proceeds of the loan plus sponsor equity of approximately $21.1 million and seller credits of approximately $3.9 million were used to acquire the property from Falcon Southwest Development Company for $81.5 million, fund upfront reserves of $3.8 million and pay closing costs of $0.8 million.

The Borrower. The borrowing entity for the loan is BRI 1851 Ashford, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsors and nonrecourse carve-out guarantors are Dalet Investment Properties (US), LLLP and Dalet Investment Properties, LLLP (“Dalet”). Dalet is Beacon Investment Properties, LLC’s (“Beacon”) newest fund and represents the fifth fund sponsored by the company. Founded in 2003, Beacon is a full-service commercial real estate firm headquartered in Hallandale Beach, Florida, with offices in Houston and Dallas, Texas; and Charlotte, North Carolina.  Beacon owns or manages over five million square feet of commercial property primarily in Florida, Texas and the Carolinas.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 5 - Ashford Office Complex

The Properties. The Ashford Office Complex consists of three, Class B+, multi-tenant office buildings totaling approximately 569,986 square feet that are located near the intersection of Interstate 10 and Dairy Ashford Road in Houston, Texas. The properties are readily accessible via Interstate 10, State Highway 6, Eldridge Parkway, Dairy Ashford Road, Memorial Drive and the Sam Houston Tollway. Interstate 10, which is the main east/west artery servicing west Houston and connects the western suburbs with the Sam Houston Tollway, Loop 610 and downtown Houston. The portfolio is currently 92.8% leased by 46 tenants and has maintained an occupancy in excess of 90.0% for the past three years. Over the past year a total of 11 new, renewal or expansion leases have been executed totaling approximately 292,000 square feet (51.6% of the net rentable area). The loan does not allow for the individual release of any of the properties during the loan term.

The portfolio is located within the Energy Corridor of Houston which spans across Interstate 10 and extends westward to Barker Cypress Road, and is noted for featuring the highest concentration of energy-related businesses in Houston. The area is home to 17 energy-related companies in the Fortune 500 and 13 of the nation’s top 20 natural gas transmission companies. According to the appraisal, the portfolio falls within the West/Katy Freeway submarket within the Houston metro area. As of the second quarter of 2012, the submarket was comprised of approximately 18.6 million square feet of which 9.7 million square feet was considered Class A and 8.9 million square feet was considered Class B/C. The Class B/C office space in the submarket reported a vacancy rate of 9.4%, down from 12.0% the prior year with asking rents of $18.73 per square foot. The appraiser identified five competitive properties ranging from approximately 118,000 to 280,000 square feet that reported a weighted average occupancy of 87.7%.

Ashford V. Ashford V is an eight-story, multi-tenant office building with a total of 195,154 square feet situated on an approximately 5.2 acre site that was constructed in 1980 and renovated in 2007. The building is serviced by a detached parking garage that is connected to the property via an enclosed walkway with 558 parking spaces. Additionally, there are approximately 122 surface parking spaces for a total of 680 spaces which results in a parking ratio of 3.5 spaces per 1,000 square feet. The property is currently 89.9% occupied by 13 tenants. The largest tenant at the property, FloaTEC Solutions, executed a lease for approximately 62,026 square feet (31.8% net rentable area) in 2011 with a lease expiration in March 2017. FloaTEC Solutions is a joint venture company created by McDermott International (NYSE: MDR) of Houston, Texas and Keppel FELS Limited of Singapore to design and deliver proprietary deepwater floating production systems used by the offshore oil and gas industry. The second largest tenant, CH2M Hill leases approximately 57,766 square feet (29.6% of the net rentable area) through May 2014. CH2M Hill, is a global leader in consulting, design, operations and program management for civil engineering projects throughout the world. CH2M Hill has been in occupancy since 2008 and has expanded twice, the first in September 2011 for 8,760 square feet and the second in January 2012 for 8,147 square feet.

Ashford VI. Ashford VI is an eight-story, multi-tenant office building with a total of 186,257 square feet situated on an approximately 4.6 acre site that was constructed in 1980 and renovated in 2007. The building is serviced by a detached parking garage that is connected via enclosed walkway with 589 parking spaces. Additionally, there are approximately 29 surface spaces for a total of 618 spaces which results in a parking ratio of 3.4 spaces per 1,000 square feet. The property is currently 88.5% occupied by 30 tenants. The largest tenant at the property, GL Noble Denton leases approximately 55,066 square feet (29.6% of the net rentable area) through September 2016. GL Noble Denton has been in occupancy since 2002 and has expanded its space multiple times, the most recent of which occurred in 2011 when they leased an additional 25,230 square feet. GL Noble Denton is an independent advisor providing consulting, design and project execution services for offshore, maritime and onshore oil and gas assets. The remainder of the tenants at Ashford VI individually occupy approximately 11,000 square feet or less.

Ashford VII. Ashford VII is an eight-story, multi-tenant office building with a total of 188,575 square feet situated on an approximately 3.3 acre site that was constructed in 1982 and renovated in 2007. The building is serviced by a detached parking garage that is connected via an enclosed walkway with 660 parking spaces. Additionally, there are approximately 14 surface spaces for a total of 674 spaces resulting in a parking ratio of 3.6 spaces per 1,000 square feet. The property is currently 100.0% occupied by 3 tenants. The largest tenant at the property, Sasol North America (“Sasol”), is headquartered at the property and currently leases 83,960 square feet (44.5% of the net rentable area) through January 2017. Sasol expanded by 20,923 square feet in February 2012. Sasol is an integrated producer of commodity and specialty chemicals that is a subsidiary of Sasol Limited. Sasol Limited is an international energy and chemicals company that is traded on the New York Stock Exchange as well as the Johannesburg Stock Exchange.  The second largest tenant at the property, Mustang Engineering, recently executed a new lease for 83,692 square feet (44.4% of the net rentable area) through October 2018 and is expected to begin paying full contractual rent in November 2012. Headquartered in Houston, Texas, Mustang Engineering provides engineering, design, project and construction management services for the oil and gas industry.

Historical and Current Occupancy(1)
Property	Square Feet	2009	2010	2011	Current(2)
Ashford V	195,154	91.0%	99.8%	97.5%	89.9%
Ashford VI	186,257	85.3%	93.4%	91.8%	88.5%
Ashford VII(3)	188,575	100.0%	99.3%	87.2%	100.0%
Total	569,986	92.1%	97.5%	92.2%	92.8%
(1) Historical Occupancy based on average of each respective year.
(2) Current Occupancy is as of August 30, 2012.
(3) Current Occupancy includes 83,692 square feet of space for Mustang Engineering. The tenant currently occupies 23,923 square feet and has executed a lease for an additional 62,769 square feet and is expected to take occupancy in November 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 5 - Ashford Office Complex

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Sasol North America(3)	Baa1 / NA / NA	83,960	14.7%	$21.60	1/31/2017
Mustang Engineering	NA / NA / NA	83,692	14.7%	$24.50	10/31/2018
FloaTEC Solutions(4)	NA / NA / NA	62,026	10.9%	$22.00	3/31/2017
CH2M Hill	NA / NA / NA	57,766	10.1%	$24.77	5/31/2014
GL Noble Denton	NA / NA / NA	55,066	9.7%	$20.25	9/30/2016
Intermoor	NA / NA / NA	20,923	3.7%	$20.25	6/30/2017
Entrust	NA / NA / NA	18,684	3.3%	$23.69	3/31/2013
Arthur J. Gallagher	NA / NA / NA	10,961	1.9%	$21.50	2/29/2016
OSIsoft	NA / NA / NA	10,345	1.8%	$25.00	3/7/2013
Flexpipe Systems US, Inc.	NA / NA / NA	10,284	1.8%	$23.00	8/31/2017
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sasol North America has the right to terminate its lease with respect to 20,923 square feet of space as of February 2015, subject to a termination fee equal to two months of base rent and reimbursements and any unamortized landlord costs with 180 days’ notice. The termination fee will be controlled by the lender.
(4) FloaTEC Solutions has the right to terminate its lease with respect to 19,811 square feet of space as of April 2013, subject to a termination fee equal to any unamortized landlord costs with 180 days notice. The termination fee will be controlled by the lender.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	41,021	7.2%	NAP	NAP	41,021	7.2%	NAP	NAP
2012 & MTM	2	1,452	0.3	$0	0.0%	42,473	7.5%	$0	0.0%
2013	10	50,796	8.9	1,235,336	10.3	93,269	16.4%	$1,235,336	10.3%
2014	11	87,157	15.3	2,128,593	17.7	180,426	31.7%	$3,363,929	28.0%
2015	5	20,218	3.5	459,602	3.8	200,644	35.2%	$3,823,531	31.9%
2016	7	86,291	15.1	1,800,408	15.0	286,935	50.3%	$5,623,939	46.9%
2017	9	194,996	34.2	4,233,382	35.3	481,931	84.6%	$9,857,321	82.1%
2018	2	88,055	15.4	2,144,259	17.9	569,986	100.0%	$12,001,580	100.0%
2019	0	0	0.0	0	0.0	569,986	100.0%	$12,001,580	100.0%
2020	0	0	0.0	0	0.0	569,986	100.0%	$12,001,580	100.0%
2021	0	0	0.0	0	0.0	569,986	100.0%	$12,001,580	100.0%
2022	0	0	0.0	0	0.0	569,986	100.0%	$12,001,580	100.0%
2023 & Beyond	0	0	0.0	0	0.0	569,986	100.0%	$12,001,580	100.0%
Total	46	569,986	100.0%	$12,001,580	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$10,355,047	$11,624,812	$10,424,874	$10,104,503	$12,001,580	$21.06	90.6%
Vacant Income	0	0	0	0	930,766	1.63	7.0
Gross Potential Rent	$10,355,047	$11,624,812	$10,424,874	$10,104,503	$12,932,346	$22.69	97.7%
Total Reimbursements	857,927	139,624	118,912	268,603	309,730	0.54	2.3
Net Rental Income	$11,212,974	$11,764,436	$10,543,786	$10,373,106	$13,242,076	$23.23	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,112,334)	(1.95)	(8.4)
Other Income	127,798	30,622	38,506	67,490	67,490	0.12	0.5
Effective Gross Income	$11,340,772	$11,795,058	$10,582,292	$10,440,596	$12,197,232	$21.40	92.1%

Total Expenses	$5,464,245	$5,324,631	$5,300,643	$5,461,361	$5,638,281	$9.89	46.2%

Net Operating Income	$5,876,527	$6,470,427	$5,281,649	$4,979,235	$6,558,951	$11.51	53.8%

Total TI/LC, Capex/RR	0	0	0	0	862,681	1.51	7.1
Net Cash Flow	$5,876,527	$6,470,427	$5,281,649	$4,979,235	$5,696,269	$9.99	46.7%
(1) TTM column represents the trailing twelve months ending July 31, 2012.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3) Underwritten Rents in Place are higher than the historical primarily due to the additional 62,769 square feet that Mustang Engineering leased in March 2012. Mustang Engineering will begin paying full contractual rent in November 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 5 - Ashford Office Complex

Property Management. The property is managed by Beacon Real Estate Services, LLC, an affiliate of the sponsor.

Escrows and Reserves. At closing the borrower deposited into escrow $2,298,272 for outstanding tenant improvement and leasing commissions, $951,514 for real estate taxes, $256,307 for abated rent associated with Mustang Engineering, L.P., $155,250 for deferred maintenance, $56,668 for insurance, $51,042 for ongoing tenant improvement and leasing commissions and $15,350 for ongoing replacement reserves.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $105,724.

Insurance Escrows - The borrower is required to escrow 1/12 of the annual estimated insurance payments monthly, which currently equates to $28,334.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $15,350 (approximately $0.33 per square foot annually) for replacement reserves. The reserve is not subject to a cap.

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $51,042 (approximately $1.08 per square foot annually) for tenant improvement and leasing commissions. The reserve is capped at $2,000,000 ($3.51 per square foot).

Lockbox / Cash Management. The loan is structured with a Hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent (i) the DSCR based on the immediately preceding trailing three month period falls below 1.10x, (ii) there is an event of default under the loan documents (iii) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action or (iv) a Sasol Trigger Event (as defined below) occurs, all excess cash flow will be deposited into the lockbox and shall be deemed additional collateral for the loan.

A “Sasol Trigger Event” shall occur if either (i) Sasol North America Inc., gives notice that it intends to vacate its leased premises or (ii) Sasol vacates or abandons the leased premises covered by its lease. The excess cash flow sweep will stop when the borrower satisfies certain conditions set forth in the loan documents, including, without limitations, entry into a replacement lease with a new tenant at terms acceptable to the lender.

Release Provisions. The loan does not allow for the individual release of any of the properties during the loan term.

Future Additional Debt. In connection with the sale of the property to a third party, a mezzanine loan, secured by a pledge of the ownership interests in the third party acquiring the property may be obtained provided that, among other things; (i) the mezzanine loan must have a maturity date that is not earlier than the maturity date of the mortgage loan, (ii) including the mezzanine loan, the combined LTV shall not exceed 72.5%, (iii) the DSCR taking into account the mortgage and mezzanine loans must be no less than 1.45x and (iv) the mezzanine lender shall enter into an intercreditor agreement acceptable to the lender in its sole discrection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 6 – Greenfield Office Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 6 – Greenfield Office Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 6 – Greenfield Office Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Portfolio
Original Principal Balance:	$58,370,000	Title:	Fee
Cut-off Date Principal Balance:	$58,229,429	Property Type - Subtype:	Various - Various
% of Pool by IPB:	5.1%	Net Rentable Area (SF):	698,177
Loan Purpose:	Acquisition	Location:	Various, MD
Borrowers(1):	Various	Year Built/Renovated:	Various / N/A
Sponsor:	Greenfield Acquisition Partners VI, L.P.	Occupancy:	82.4%
		Occupancy Date:	Various
Interest Rate:	4.710279%	Number of Tenants:	52
Note Date:	7/24/2012	2009 NOI:	$6,996,812
Maturity Date:	8/1/2017	2010 NOI:	$6,414,750
Interest-only Period:	None	2011 NOI:	$6,671,708
Original Term:	60 months	TTM NOI(2):	$6,966,815
Original Amortization:	360 months	UW Economic Occupancy:	82.7%
Amortization Type:	Balloon	UW Revenues:	$11,162,521
Call Protection:	L(0),Grtr1%orYM(54),O(6)	UW Expenses:	$4,444,861
Lockbox:	Hard	UW NOI:	$6,717,661
Additional Debt:	Yes	UW NCF:	$5,971,253
Additional Debt Balance:	$10,130,000	Appraised Value / Per SF:	$84,300,000 / $121
Additional Debt Type:	Mezzanine Loan	Appraisal Date:	June 2012

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$83
Taxes:	$251,106	$83,702	N/A	Maturity Date Loan/SF:	$77
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.1%
Replacement Reserves:	$15,108	$15,108	N/A	Maturity Date LTV:	63.6%
TI/LC:	$52,084	$52,084	N/A	UW NCF DSCR:	1.64x
Other:	$2,197,019	$0	N/A	UW NOI Debt Yield:	11.5%

(1) For a full description of the Borrower, please see below.
(2) TTM NOI represents the trailing twelve month period ending May 31, 2012.
(3) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The Greenfield Office Portfolio loan has an outstanding principal balance of approximately $58.2 million and is secured by a first mortgage lien on a portfolio of 18 office and mixed use buildings totaling approximately 698,177 square feet that are located in suburban Baltimore, Maryland and Washington, D.C. area. The loan has a five-year term and amortizes on a 30-year schedule. Proceeds from the loan, along with approximately $10.1 million of mezzanine debt and $19.2 million of borrower’s equity, were used to finance the $80.5 million acquisition of the portfolio, pay closing costs of $4.7 million and fund upfront reserves of $2.5 million.

The Borrowers. The borrowing entities for the loan are Howard MD Green, LLC, Baltimore MD Green, LLC, Frederick MD Green, LLC and Anne Arundel MD Green, LLC, each a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Greenfield Acquisition Partners VI, L.P. (“GAP VI”). GAP VI was formed in April 2011 and currently has approximately $270.0 million of committed capital with $115.7 million invested to acquire 3.5 million square feet of office space. GAP VI is a fund controlled by Greenfield Partners. Since its inception in 1997, Greenfield Partners, a real estate private equity firm based in Norwalk, Connecticut, has launched five opportunity funds and three land funds totaling approximately $3.2 billion.

The Properties. The Greenfield Office Portfolio is an 18-property office and mixed use portfolio with properties located in Columbia, Nottingham, Frederick and Hanover, Maryland. The portfolio totals approximately 698,177 square feet of net rentable area with 15 properties spread across four business parks and three stand-alone buildings. Eight of the buildings in the portfolio are currently occupied by a single tenant and there are currently 52 tenants in total. The buildings in the portfolio were constructed between 1984 and 1996 and have a current combined occupancy of 82.4%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 6 – Greenfield Office Portfolio

Corporate Drive (7941 - 7949 Corporate Drive, 8029 Corporate Drive and 8031 Corporate Drive). The three Corporate Drive properties are located in Nottingham, Maryland, approximately ten miles northeast of Baltimore and two miles from the nearest Interstate 95 interchange. Additionally, the properties are located approximately one half mile south of the White Marsh Mall, an approximately 900,000 square foot regional mall anchored by Macy’s and JCPenney. 8029 Corporate Drive, 8031 Corporate Drive and 7941 - 7949 Corporate Drive were constructed in 1988, 1988 and 1996, respectively, and are currently 100.0%, 100.0% and 0.0% leased, respectively. 8029 Corporate Drive and 8031 Corporate Drive are each occupied by Comcast of Maryland while 7941 - 7949 Corporate Drive is currently vacant after being 100.0% occupied by a single tenant from 1996-2010. Each of the properties represents suburban office space with a total of approximately 148,782 square feet of net rentable area. According to the appraiser, the local submarket has a current vacancy rate of 6.7% with average asking rents of $18.97 per square foot.

Guilford Road (9130 Guilford Road, 9140 Guilford Road, 9150 Guilford Road and 9160 Guilford Road). The four Guilford Road properties are located in Columbia, Maryland, approximately 15 miles southwest of Baltimore and 20 miles northwest of Washington D.C. The four properties, which were constructed in 1984, combine to form a 9.3 acre office/flex business park known as Rivers Corporate Park. The business park is accessible to Baltimore and Washington D.C. via Interstate 95 which is located approximately two miles from the properties. 9130 Guilford Road, 9140 Guilford Road, 9150 Guilford Road and 9160 Guilford Road, are currently approximately 100.0%, 85.8%, 100.0% and 100.0% leased, respectively, to a total of nine tenants. The largest tenant in each of the properties is MessageSystems Inc., Walgreens, Avaya Government Solutions and Northrop Grumman, respectively. Each of the properties represents office/flex space with a total of approximately 109,852 square feet of net rentable area. According to the appraiser, the local submarket has a current vacancy rate of 10.2% with average asking rents of $12.81 per square foot.

Patuxent Woods (9700 Patuxent Woods Drive, 9710 Patuxent Woods Drive, 9720 Patuxent Woods Drive, 9730 Patuxent Woods Drive and 9740 Patuxent Woods Drive). The five Patuxent Woods Drive properties are located in Columbia, Maryland just off the intersection of Columbia Pike and Patuxent Freeway, approximately 15 miles southwest of Baltimore and 25 miles northwest of Washington D.C. The properties are located approximately three miles from Interstate 95 which provides direct access to both cities, as well as BWI Airport, which is approximately seven miles from the properties. Constructed in 1986, 9700 Patuxent Woods Drive, 9710 Patuxent Woods Drive, 9720 Patuxent Woods Drive, 9730 Patuxent Woods Drive and 9740 Patuxent Woods Drive, are currently approximately 100.0%, 69.1%, 100.0%, 78.5% and 100.0% leased, respectively, to a total of 14 tenants. The largest tenant in each of the properties is Arbitron, Independent Software, NVR Inc., Allied Environmental and Arbitron, respectively. Each of the properties represents office/flex space with a total of approximately 154,857 square feet of net rentable area. According to the appraiser, the local submarket has a current vacancy rate of 10.2% with average asking rents of $12.81 per square foot.

Old Columbia Road (10270 Old Columbia Road, 10280 Old Columbia Road and 10290 Old Columbia Road). The three Old Columbia Road properties are located in Columbia, Maryland just off the intersection of Columbia Pike and Patuxent Freeway approximately 15 miles southwest of Baltimore and 20 miles northeast of Washington D.C. The properties are located approximately three miles from I-95 which provides direct access to both cities as well as BWI Airport which is approximately seven miles from the properties. Constructed in 1988, 10270 Old Columbia Road, 10280 Old Columbia Road and 10290 Columbia Road, are currently approximately 61.8%, 90.5% and 100.0% leased, respectively, to a total of 10 tenants. The largest tenant in each of the properties is Maryland Work, MANPHA, and G3 Technologies, respectively. Each of the properties represents office/flex space with a total of approximately 43,406 square feet of net rentable area. According to the appraiser, the local submarket has a current vacancy rate of 10.2% with average asking rents of $12.81 per square foot.

110 Thomas Johnson Drive. The property, a four-story office building containing approximately 118,120 square feet, is located in Frederick, Maryland four miles from the intersection of Interstates 270 and 70 which lead to Washington D.C. and Baltimore, respectively. Constructed in 1987, the property is located less than a mile from Fort Detrick, an army base with approximately 9,200 personnel, and is adjacent to the National Cancer Institute’s new campus, NCI-Frederick. The property is currently approximately 85.4% occupied with the largest tenant, PNC Bank, occupying 57.9% of the net rentable area. According to the appraiser, the local submarket has a current vacancy rate of 16.3% with average asking rents of $22.35 per square foot.

7240 Parkway Drive. The property, a four-story office building containing approximately 74,267 square feet, is located in Hanover, Maryland, approximately 10 miles southwest of Baltimore and 20 miles northeast of Washington, D.C. Additionally, the property is located approximately two miles from BWI Airport. Constructed in 1985, the property is currently approximately 72.1% leased to 11 tenants. The largest tenant at the property is the Law Offices of Eccleston. According to the appraiser, the local submarket has a current vacancy rate of 23.5% with average asking rents of $21.21 per square foot.

9020 Mendenhall Court. The property, a one-story office/flex building containing approximately 48,893 square feet, is located in Columbia, Maryland, approximately 15 miles southwest of Baltimore and 20 miles northeast of Washington D.C. Additionally, the property is located approximately five miles from both the National Security Agency and Fort George G. Meade Military Reservation and seven miles west of BWI Airport. Constructed in 1984, the property is currently 100.0% leased to a single tenant, Dynis. According to the appraiser, the local submarket has a current vacancy rate of 10.2% with average asking rents of $12.81 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 6 – Greenfield Office Portfolio

Property Summary
Property	Location	Net Rentable Area (SF)	Original Balance	Appraised Value	Underwritten Net Cash Flow	Largest Tenant
110 Thomas Johnson Drive	Frederick, MD	118,120	$12,159,707	$15,400,000	$1,290,151	PNC Bank
8031 Corporate Drive	Nottingham, MD	66,000	8,009,898	10,600,000	900,750	Comcast of Maryland(1)
7240 Parkway Drive	Hanover, MD	74,267	5,956,296	8,600,000	468,722	Law Offices of Eccleston
9740 Patuxent Woods Drive	Columbia, MD	38,292	3,877,131	5,300,000	410,728	Arbitron(1)
9720 Patuxent Woods Drive	Columbia, MD	39,606	3,732,272	4,800,000	335,947	NVR Inc.
9020 Mendenhall Court	Columbia, MD	48,893	3,161,353	4,300,000	317,554	Dynis(1)
9160 Guilford Road	Columbia, MD	37,034	3,088,923	6,000,000	463,918	Northrop Grumman(1)
8029 Corporate Drive	Nottingham, MD	25,000	2,965,366	4,000,000	327,035	Comcast of Maryland(1)
9700 Patuxent Woods Drive	Columbia, MD	31,196	2,373,145	4,000,000	364,238	Arbitron
9140 Guilford Road	Columbia, MD	40,579	2,300,715	3,600,000	277,112	Walgreens
9150 Guilford Road	Columbia, MD	18,592	2,224,025	3,050,000	234,556	Avaya Government Solutions(1)
9730 Patuxent Woods Drive	Columbia, MD	30,985	2,147,334	3,600,000	213,044	Allied Environmental
7941 - 7949 Corporate Drive	Nottingham, MD	57,782	1,959,869	2,900,000	(183,660)	Vacant
10280 Old Columbia Road	Columbia, MD	16,623	1,077,928	2,100,000	155,730	MANPHA
9710 Patuxent Woods Drive	Columbia, MD	14,778	1,039,583	1,600,000	96,081	Independent Software(1)
9130 Guilford Road	Columbia, MD	13,647	860,638	1,300,000	131,306	MessageSystems Inc.(1)
10270 Old Columbia Road	Columbia, MD	16,411	860,638	1,800,000	54,770	Maryland Work
10290 Old Columbia Road	Columbia, MD	10,372	575,179	1,350,000	113,272	G3 Technologies
Total		698,177	$58,370,000	$84,300,000	$5,971,253
(1) Property is occupied by a single tenant.

Historical and Current Occupancy
Property	Single Tenant (Yes /No)	2009	2010	2011	Current(1)
110 Thomas Johnson Drive	No	87.2%	90.6%	97.3%	85.4%
8031 Corporate Drive	Yes	100.0%	100.0%	100.0%	100.0%
7240 Parkway Drive	No	93.7%	85.6%	83.6%	80.5%
9740 Patuxent Woods Drive	Yes	100.0%	100.0%	100.0%	100.0%
9720 Patuxent Woods Drive	No	30.5%	12.4%	34.2%	100.0%
9020 Mendenhall Court	Yes	88.6%	88.6%	88.2%	100.0%
9160 Guilford Road	Yes	100.0%	100.0%	100.0%	100.0%
8029 Corporate Drive	Yes	100.0%	100.0%	100.0%	100.0%
9700 Patuxent Woods Drive	No	92.4%	86.4%	97.2%	100.0%
9140 Guilford Road	No	69.6%	50.8%	54.7%	85.8%
9150 Guilford Road	Yes	100.0%	100.0%	100.0%	100.0%
9730 Patuxent Woods Drive	No	100.0%	100.0%	96.4%	78.5%
7941 - 7949 Corporate Drive	No	41.7%	0.0%	0.0%	0.0%
10280 Old Columbia Road	No	100.0%	96.7%	90.2%	90.5%
9710 Patuxent Woods Drive	Yes	76.1%	20.6%	72.2%	72.2%
9130 Guilford Road	Yes	66.7%	0.0%	0.0%	100.0%
10270 Old Columbia Road	No	100.0%	100.0%	90.2%	61.8%
10290 Old Columbia Road	No	74.4%	21.5%	60.2%	100.0%
Total/Weighted Average		84.0%	74.5%	78.4%	83.7%
  (1) Current Occupancy is as of June 14, 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 6 – Greenfield Office Portfolio

Tenant Summary(1)
Tenant	Property Name	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
PNC Bank	110 Thomas Johnson Drive	A2 / A / A+	68,372	9.8%	$17.27	10/31/2015
Comcast of Maryland	8031 Corporate Drive	Baa1 / BBB+ / BBB+	66,000	9.5%	$13.92	12/31/2020
Dynis	9020 Mendenhall Court	NA / NA / NA	48,893	7.0%	$10.32	12/31/2014
Arbitron	9740 Patuxent Woods Drive	NA / NA / NA	38,292	5.5%	$12.78	12/31/2019
Northrop Grumman	9160 Guilford Road	Baa1 / BBB+ / BBB+	37,034	5.3%	$20.90	6/30/2014
NVR Inc.	9720 Patuxent Woods Drive	NA / BBB+ / NA	34,650	5.0%	$20.04	9/30/2019
Comcast of Maryland	8029 Corporate Drive	Baa1 / BBB+ / BBB+	25,000	3.6%	$13.92	12/31/2020
Law Offices of Eccleston	7240 Parkway Drive	NA / NA / NA	18,100	2.6%	$21.65	6/30/2018
Allied Environmental	9730 Patuxent Woods Drive	NA / NA / NA	15,829	2.3%	$13.00	10/31/2013
Arbitron	9700 Patuxent Woods Drive	NA / NA / NA	15,490	2.2%	$22.13	3/31/2017
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	123,073	17.6%	NAP	NAP	123,073	17.6%	NAP	NAP
2012 & MTM	4	3,697	0.5	$74,801	0.8%	126,770	18.2%	$74,801	0.8%
2013	7	43,356	6.2	811,933	8.6	170,126	24.4%	$886,735	9.4%
2014	11	120,254	17.2	1,890,052	20.1	290,380	41.6%	$2,776,787	29.5%
2015	10	114,407	16.4	2,133,786	22.7	404,787	58.0%	$4,910,572	52.2%
2016	8	39,693	5.7	550,040	5.8	444,480	63.7%	$5,460,613	58.1%
2017	3	25,058	3.6	466,830	5.0	469,538	67.3%	$5,927,443	63.0%
2018	3	50,339	7.2	875,723	9.3	519,877	74.5%	$6,803,166	72.3%
2019	3	75,274	10.8	1,216,462	12.9	595,151	85.2%	$8,019,628	85.3%
2020	2	91,000	13.0	1,266,791	13.5	686,151	98.3%	$9,286,419	98.7%
2021	0	0	0.0	0	0.0	686,151	98.3%	$9,286,419	98.7%
2022	1	12,026	1.7	120,260	1.3	698,177	100.0%	$9,406,679	100.0%
2023 & Beyond	0	0	0.0	0	0.0	698,177	100.0%	$9,406,679	100.0%
Total	52	698,177	100.0%	$9,406,679	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$9,112,469	$8,669,236	$9,080,952	$9,193,714	$9,406,679	$13.47	69.7%
Vacant Income	0	0	0	0	1,820,259	2.61	13.5
Gross Potential Rent	$9,112,469	$8,669,236	$9,080,952	$9,193,714	$11,226,937	$16.08	83.2%
Total Reimbursements	1,869,740	2,208,440	1,762,628	1,780,568	2,274,370	3.26	16.8
Net Rental Income	$10,982,209	$10,877,676	$10,843,580	$10,974,282	$13,501,307	$19.34	100.0%
(Vacancy/Credit Loss)	0	(414,022)	(233,157)	(298,760)	(2,338,786)	(3.35)	(17.3)
Other Income	23,544	14,342	34,099	70,274	0	0.00	0.0
Effective Gross Income	$11,005,753	$10,477,996	$10,644,522	$10,745,796	$11,162,521	$15.99	82.7%

Total Expenses	$4,008,941	$4,063,246	$3,972,814	$3,778,981	$4,444,861	$6.37	39.8%

Net Operating Income	$6,996,812	$6,414,750	$6,671,708	$6,966,815	$6,717,661	$9.62	60.2%

Total TI/LC, Capex/RR	0	0	0	0	746,407	1.07	6.7
Net Cash Flow	$6,996,812	$6,414,750	$6,671,708	$6,966,815	$5,971,253	$8.55	53.5%
(1) TTM Column represents the trailing twelve month period ending May 31, 2012.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 6 – Greenfield Office Portfolio

Property Management. The portfolio is managed by two independent firms, MacKenzie Management Company, LLC and Manekin, LLC. MacKenzie Management Company, LLC was formed more than 25 years ago and currently manages more than 3.5 million square feet of office, retail and flex space. Manekin, LLC has over 60 years of commercial real estate experience and currently manages a portfolio of approximately 10.0 million square feet in the Maryland, Delaware and Virginia markets.

Escrows and Reserves. At closing, the borrower deposited into escrow $1,413,984 for outstanding tenant improvements and leasing commissions, $684,094 for immediate repairs, $251,106 for real estate taxes, $98,941 for rent abatements, $52,084 for ongoing tenant improvement and leasing commissions and $15,108 for ongoing replacement reserves.

Tax Escrows- The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $83,702.

Insurance Escrows- The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured under a blanket policy as set forth in the loan documents.

Replacement Reserves- On a monthly basis, the borrower is required to escrow $15,108 (approximately $0.26 per square foot annually) for replacement reserves. The reserve is not subject to a cap.

TI/LC Reserves- On a monthly basis, the borrower is required to escrow $52,084 (approximately $0.89 per square foot annually) into a reserve for tenant improvement and leasing commissions. The reserve is not subject to a cap. The monthly TI/LC escrow amount increases from $52,084 to $75,000 each time that the aggregate amount on deposit in the reserves falls below $500,000, and remains at $75,000 until such time that $1,000,000 has accumulated, at which point the monthly reserve reverts back to $52,084.

Lockbox / Cash Management. The loan is structured with a Hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent (i) the DSCR based on the immediately preceding trailing three month period falls below 1.10x, (ii) there is an event of default under the loan documents or (iii) the borrower or property manager (subject to certain qualifications set forth in the loan documents) becomes the subject of a bankruptcy, insolvency or similar action, all excess cash flow will be deposited into the lockbox and shall be deemed additional collateral for the loan.

Release of Properties. The borrower may release a property or properties from the collateral for the loan at any time and prepay a portion of the loan subject to certain terms and conditions including the payment of a yield maintenance premium, except no yield maintenance premium is due in connection with a release of the 110 Thomas Johnson Drive property. In connection with such partial prepayment and release, certain terms and conditions of the loan agreement must be satisfied including, but not limited to: (a) the amount of the outstanding principal balance of the loan to be prepaid shall be equal to or exceed 105.0% of the allocated release amount with respect to the first 10.0% of the original loan amount, 110.0% of the allocated loan amount with respect to the next 10.0% of the original loan amount and 115.0% of the allocated loan amount with respect to all additional repayments of the loan; (b) the amount of the outstanding principal balance of the mezzanine loan to be prepaid shall be equal to or exceed the same percentages/terms as the mortgage loan; (c) no event of default has occurred and is continuing; and (d) the debt service coverage ratio for all of the properties then remaining subject to the liens of the mortgages is equal to or greater than the greater of (i) 1.30x (subject to adjustments set forth in the loan documents) and (ii) the debt service coverage ratio for all of the mortgaged properties then subject to the liens of the mortgages immediately preceding the release of the property based on the trailing twelve month period immediately preceding the release of the property.

Additional Debt. A mezzanine loan of approximately $10.1 million secured by the equity interest in the borrower was provided by JPMCB and sold to a third party investor. The mezzanine loan has a coterminous maturity with the mortgage loan. The mezzanine loan is interest-only for the term of the loan and has an 11.2% coupon. Including the mezzanine loan, the Cut-off Date LTV is 81.1%, the UW NCF DSCR is 1.25x and the UW NOI Debt Yield is 9.8%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 7 – Hotel Sorella CITYCENTRE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 7 – Hotel Sorella CITYCENTRE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 7 – Hotel Sorella CITYCENTRE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 7 – Hotel Sorella CITYCENTRE

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$50,500,000	Title:	Fee/Leasehold
Cut-off Date Principal Balance:	$50,336,731	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	4.4%	Rooms(1):	244
Loan Purpose:	Refinance	Location:	Houston, TX
Borrower:	CityCentre Hotel Partners, L.P.	Year Built/Renovated:	2009 / N/A
Sponsor:	Bradley R. Freels	Occupancy(1):	74.7%
Interest Rate:	5.15000%	Occupancy Date:	6/30/2012
Note Date:	6/4/2012	Number of Tenants:	2
Maturity Date:	7/1/2022	2009 NOI:	N/A
Interest-only Period:	None	2010 NOI:	$3,147,269
Original Term:	120 months	2011 NOI:	$4,667,926
Original Amortization:	360 months	TTM NOI(2):	$5,367,172
Amortization Type:	Balloon	UW Economic Occupancy:	74.7%
Call Protection:	L(25),Grtr1%orYM(94),O(1)	UW Revenues:	$18,464,803
LockBox:	Hard	UW Expenses:	$13,042,946
Additional Debt:	N/A	UW NOI:	$5,421,857
Additional Debt Balance:	N/A	UW NCF:	$5,421,857
Additional Debt Type:	N/A	Appraised Value / Per Room(3):	$76,800,000 / $301,176
		Appraisal Date:	4/27/2012

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/Room(3):	$197,399
Taxes:	$483,603	$69,000	N/A	Maturity Date Loan/Room(3):	$163,611
Insurance:	$76,260	$15,000	N/A	Cut-off Date LTV:	65.5%
FF&E Reserves:	$45,000	3% of EGI	$1,000,000	Maturity Date LTV:	54.3%
TI/LC:	$1,225	$1,225	$30,000	UW NCF DSCR:	1.64x
Replacement Reserves:	$370	$370	$9,000	UW NOI Debt Yield:	10.8%

(1) Rooms and Occupancy reflect 244 hotel rooms and does not include the 11 condominium units on the 11th floor of the property that are included in the collateral.
(2) TTM NOI represents the trailing twelve months ending June 30, 2012.
(3) Based on 255 units (244 hotel rooms and 11 condominium units).
(4) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The Hotel Sorella CITYCENTRE loan has an outstanding principal balance of approximately $50.3 million and is secured by a first mortgage lien on a three-unit condominium building located in Houston, Texas that includes a 244-room full service boutique hotel unit, a portion of the residential unit comprised of 11 sub-units that are leased on a short-term and long-term basis and a retail unit consisting of two leased restaurants as well as 14,584 square feet of leasehold conference space in an adjacent office building connected to the hotel via a sky-bridge. The loan has a 10-year term and amortizes on a 30-year schedule. Proceeds from the loan were used to repay existing debt of approximately $45.9 million, pay closing costs of $1.1 million, fund upfront reserves of $0.6 million and return $2.9 million of equity to the sponsor. The debt repaid proceeds of a syndicated construction loan led by Amegy Bank Corp., with an original principal balance of $50.5 million.

The Borrower. The borrowing entity for the loan is CityCentre Hotel Partners, L.P., a Texas limited partnership and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Bradley R. Freels. Mr. Freels is the Chairman and CEO of Midway Companies (“Midway”), a Houston-based privately owned real estate development and investment firm. Midway has a portfolio of mixed use, office, industrial, hotel and master-planned residential communities totaling approximately 36 million square feet located across 23 states and northern Mexico.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 7 – Hotel Sorella CITYCENTRE

The Property.  Hotel Sorella is a newly constructed 244-room, full-service hotel located in Houston, Texas that opened in the fourth quarter of 2009. The sponsor developed the property in 2009 for a total cost of $79.0 million ($309,804 per key). The property is located in the Memorial area of Houston, at the intersection of Interstate 10 and Beltway 8 which has approximately 332,000 people within 5 mile radius of the site. Hotel amenities include a fitness center, spa, business center, 22,406 square feet of meeting space (includes meeting space within the hotel and 14,584 square feet of leasehold conference space in an adjacent office building connected to the hotel via a sky-bridge), one restaurants and two bars.  The hotel was ranked 12th in Conde Nast Traveler Readers’ Choice Awards in 2011 and was on their Top 500 Hotels Gold List in 2012.

The property is part of a 37-acre, 1.8 million square foot mixed use development called CITYCENTRE. The development includes Class A office, high-end retail and multifamily rentals. The office component of the development consists of two towers totaling 225,000 square feet that are reported to be 100% leased. A third tower totaling 120,000 square feet is currently under construction with an expected completion date in the fall of 2012 and is reported to be 62% preleased. The retail component of the development consists of 400,000 square feet of retail, dining and entertainment options. Retail tenants include Anthropologie, J. Crew, Urban Outfitters and Lululemon Athletica as well as over 15 restaurants. The multifamily component consists of two apartment buildings with a total of 620 units that have reported occupancies above 95% and 35 brownstone townhomes. In addition, there are an additional 11 residential condominium sub-units owned by an affiliate of the borrower that are not collateral for the loan which are located above the hotel and above the 11 residential condominium units that are collateral for the loan. Both the collateral and non-collateral residential condominium units are subject to a residential sub-condominium regime. The development also includes a 149,000 square foot Lifetime Fitness Center that features indoor and outdoor pools, basketball courts, squash courts, an indoor rock climbing wall and a full-service spa.

In addition to the 244 room hotel unit, collateral for the loan includes 11 residential condominium sub-units and a retail unit leased to two restaurants. The residential units are located on the 11th floor of the building above the hotel. The residential units are leased on a short-term and long-term basis or are used as upgrades for hotel guests. The units are managed by the same management company as the hotel and revenues and expenses associated with the units are included in the hotel’s operating statements. Total revenue for the residential units totaled $498,250 for the trailing twelve months ending June 2012 and represent approximately 2.7% of total underwritten revenue for the property. The retail unit of the property consists of 14,645 square feet and is leased to two restaurants, Straits Restaurant and Yard House. An affiliate of the borrower holds a 90% interest in the Straits Restaurant and receives 90% of the restaurant’s net operating income in addition to the rental payments. These payments are addressed in the tenants lease and are paid as additional rent, which serve as additional cash flow for the loan.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Hotel Sorella(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2010	56.3%	$114.71	$64.56	67.5%	$147.43	$99.54	119.9%	128.5%	154.2%
2011	62.1%	$120.31	$74.70	72.3%	$177.29	$128.19	116.4%	147.4%	171.6%
TTM(3)	64.3%	$127.37	$81.83	74.7%	$183.35	$137.05	116.2%	144.0%	167.5%
(1) Data provided by Smith Travel Research.
(2) Based on operating statements provided by the borrower.
(3) TTM represents the period ending June 30, 2012.

Hotel Sorella’s primary competitive set, as defined by the appraiser, consists of three hotels totaling 891 rooms. Additionally, per the appraisal, no new hotels are expected within the property’s competitive submarket at this time. The table below provides a summary of the properties in the competitive set and estimated performance.

Competitive Hotels Profile(1)
				2011 Estimated Market Mix			2011 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Hotel Sorella	244	2009	22,406	65%	25%	10%	72.3%	$177.29	$128.19
Westin Houston Memorial City	285	2011	30,000	60%	30%	10%	50%	$125.00	$62.50
Omni Houston at Westside	400	1983	25,000	60%	30%	10%	64%	$134.00	$85.76
Marriott Houston Energy Corridor	206	2010	4,258	60%	30%	10%	56%	$130.00	$72.80
Total	1,135
(1) Per the appraisal.

Franchise Agreement. None. The hotel is not flagged.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 7 – Hotel Sorella CITYCENTRE

Retail Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Yard House USA, Inc.	Baa2 / BBB / BBB	8,531	58.3%	$42.00	11/30/2019
Straits Houston City Center, LLC	NA / NA / NA	6,114	41.7%	$51.97	10/31/2024
(1) Based on the underwritten retail rent roll.

Operating History and Underwritten Net Cash Flow(1)
	2010	2011	TTM(2)	Underwritten	Per Room(3)	% of Total Revenue(4)
Occupancy	67.5%	72.3%	74.7%	74.7%
ADR	$147.43	$177.29	$183.35	$183.35
RevPAR	$99.54	$128.19	$137.05	$137.05

Room Revenue	$8,864,666	$11,417,006	$12,238,813	$12,205,374	$50,022	66.1%
Food and Beverage	3,887,606	3,465,013	3,378,801	3,378,801	13,848	18.3
Other Hotel Revenue	338,547	632,450	1,037,188	1,199,499	4,916	6.5
Retail Revenue(5)	841,998	1,071,698	1,182,879	1,182,879	NA	6.4
Condominium Revenue(6)	31,398	361,811	498,250	498,250	NA	2.7
Total Revenue	$13,964,215	$16,947,977	$18,335,932	$18,464,803	$75,675	100.0%

Room Expense	2,045,039	2,472,755	2,601,148	2,594,041	10,631	21.3%
Food and Beverage Expense	2,974,023	2,671,514	2,684,307	2,684,307	11,001	79.4
Other Departmental Expenses	225,678	216,908	220,550	220,550	904	18.4
Retail Expense	245,186	250,389	271,988	271,988	NA	23.0
Condominium Expense	9,458	165,391	231,204	231,204	NA	46.4
Departmental Profit	$8,464,832	$11,171,021	$12,326,736	$12,462,714	$51,077	67.5%

Operating Expenses	3,270,568	3,876,918	4,134,158	4,122,862	16,897	22.3
Gross Operating Profit	$5,194,263	$7,294,102	$8,192,578	$8,339,852	$34,180	45.2%

Fixed Expenses	1,019,519	1,286,472	1,352,481	1,440,810	5,905	7.8
Management Fee	468,907	661,785	739,487	738,592	3,027	4.0
FF&E	558,569	677,919	733,437	738,592	3,027	4.0
Total Other Expenses	$2,046,994	$2,626,176	$2,825,406	$2,917,994	$11,959	15.8%

Net Operating Income	$3,147,269	$4,667,926	$5,367,172	$5,421,857	$22,221	29.4%
Net Cash Flow	$3,147,269	$4,667,926	$5,367,172	$5,421,857	$22,221	29.4%
(1) The property opened in the fourth quarter of 2009.
(2) TTM column represents the trailing twelve months ending June 30, 2012.
(3) Per Room values based on 244 hotel rooms. Does not reflect the 14,645 square feet of retail space or the 11 condominium units.

(4) % of Total Revenue column for Room Expense, Food and Beverage Expense, Other Departmental Expenses, Retail Expense and Condominium Expense is based on each expense’s respective corresponding revenue line item.

(5) Reflects income from 14,645 square feet of retail space that is leased to two restaurant tenants. Retail Revenue also includes net operating income from the Straits Restaurant, which an affiliate of the sponsor holds a 90% interest in.

(6) Reflects income from 11 residential condominium units located on the 11th floor of the building. The units are leased on a short-term and long-term basis or are used as upgrades for hotel guests.

Property Management. The hotel is managed by Hotel Valencia Corporation, which is part of the Valencia Group. The Valencia Group is a Houston-based company that specializes in management, development, branding and repositioning of full-service, boutique and independent hotels owned by the Valencia Group as well as third parties. The terms of the management agreement call for a base management fee of 4.0% of gross revenues and an incentive fee equal to 20.0% of cash flow that exceeds a breakpoint of 8.0% annual non-compounding cumulative return on the owners outstanding equity balance in the property.

Escrows and Reserves. At closing, the borrower deposited into escrow $483,603 for real estate taxes, $76,260 for insurance costs, $45,000 for FF&E reserves, $1,225 for tenant improvements and leasing commissions and $370 for replacement reserves.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $69,000.

Insurance Escrows - The borrower is required to escrow 1/12 of the annual estimated annual insurance payments monthly, which currently equates to $15,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 7 – Hotel Sorella CITYCENTRE

FF&E Reserves - On a monthly basis, the borrower is required to deposit (a) (i) on each payment date through July 1, 2015, 1/12th of 3.0% of gross income from operations with respect to the hotel component (excluding meeting space revenue) calculated on the calendar month that is two months prior to the payment date (ii) commencing on the payment date occurring on August 1, 2015 and each payment date thereafter, 1/12th of 4.0% of gross income from operations with respect to the hotel component (excluding meeting space revenue) calculated on the calendar month that is two months prior to the payment date, plus (b) 2.0% of gross meeting space revenue for the calendar month occurring two months prior to such payment date.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $370 (approximately $0.30 per square foot on the retail space annually) for replacement reserves. The reserve is subject to a cap of $9,000 (approximately $0.61 per square foot on the retail space).

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $1,225 (approximately $1.00 per square foot on the retail space annually) for tenant improvement and leasing commissions. The reserve is subject to a cap of $30,000 (approximately $2.05 per square foot on the retail space).

Lockbox / Cash Management. The loan is structured with a Hard lockbox and in-place cash management. The borrower was required to send credit card payment direction letters to all credit card companies or credit card clearing backs and any tenants under leases instructing them to deposit all rents and revenues into a lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent (i) the DSCR based on the immediately preceding trailing six month period falls below 1.15x, (ii) there is an event of default under the loan documents or (iii) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action, all excess cash flow will be deposited into the lockbox and shall be deemed additional collateral for the loan.

Release Provisions. No portion of the collateral may be released during the loan term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 8 - Wells Fargo Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 8 - Wells Fargo Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 8 - Wells Fargo Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 8 - Wells Fargo Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$41,500,000	Title:	Fee/Leasehold
Cut-off Date Principal Balance:	$41,500,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	3.7%	Net Rentable Area (SF):	527,673
Loan Purpose:	Refinance	Location:	Winston-Salem, NC
Borrower:	SL Winston-Salem LLC	Year Built/Renovated:	1995 / N/A
Sponsor:	Mark Karasick	Occupancy:	97.0%
Interest Rate:	4.65000%	Occupancy Date:	8/1/2012
Note Date:	7/31/2012	Number of Tenants:	8
Anticipated Repayment Date(1):	8/1/2022	2009 NOI:	$3,175,559
Interest-only Period:	12 months	2010 NOI:	$2,785,808
Original Term(2):	120 months	2011 NOI(3):	$4,356,157
Original Amortization:	360 months	TTM NOI(4):	$4,899,458
Amortization Type:	ARD-IO-Balloon	UW Economic Occupancy:	93.8%
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Revenues:	$8,080,779
Lockbox:	Hard	UW Expenses:	$3,748,608
Additional Debt:	N/A	UW NOI:	$4,332,171
Additional Debt Balance:	N/A	UW NCF:	$3,962,800
Additional Debt Type:	N/A	Appraised Value/Per SF:	$57,700,000 / $109
		Appraisal Date:	6/1/2012

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$79
Taxes:	$46,740	$46,740	N/A	ARD Loan/SF:	$66
Insurance:	$36,663	$11,341	N/A	Cut-off Date LTV:	71.9%
Replacement Reserves:	$9,102	$9,102	$0	ARD Date LTV:	60.1%
TI/LC:	$0	$21,990	$0	UW NCF DSCR:	1.54x
Other:	$602,824	$12,500	$0	UW NOI Debt Yield:	10.4%

(1) The loan is structured with an anticipated repayment date (“ARD”) of August 1, 2022. In the event that the loan is not paid off on or before the ARD, the borrower is required to make monthly payments to the lender of principal and interest in the amount of the monthly debt service payment at the initial interest rate and additional interest will accrue based on a step up in the interest rate of 300 basis points plus the greater of (i) the initial interest rate (4.65000%) and (ii) the then current ten year swap yield for the period from the ARD through the maturity date (the “Extension Term Interest Rate”); but in no event shall the Extension Term Interest Rate exceed 500 basis points plus the initial interest rate. The final maturity date of the loan is August 1, 2024.
(2) Represents initial loan term to the ARD. The final maturity date of the loan is August 1, 2024.
(3) Increase in 2011 NOI from 2010 NOI is primarily the result of The U.S. Department of Veteran Affairs expanding from 37,204 to 90,280 square feet in early 2011.
(4) TTM NOI represents the trailing twelve months ending June 30, 2012.
(5) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The Wells Fargo Center loan is secured by a first mortgage lien on a 527,673 square foot Class A- office building and adjacent parking garage located in Winston-Salem, North Carolina. The loan is structured with an anticipated repayment date of August 1, 2022, and a final maturity date of August 1, 2024. Subsequent to an initial one year interest-only period, the loan will amortize based on a 30-year schedule through the ARD and has hyperamortization after the ARD. The proceeds of the loan were used to repay previously existing debt net of reserves of $26.7 million, pay closing costs of $1.5 million, fund upfront reserves of $0.7 million and return $12.5 million of equity to the sponsor. The previously existing debt was seller financing provided by Gramercy Capital in conjunction with the sale of the asset to the sponsor in 2008.

The Borrower. The borrowing entity for the loan is SL Winston-Salem LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Mark Karasick. Mr. Karasick is a principal of 601W Companies (“601W”), a privately owned New York based real estate firm specializing in acquisitions, ownership, development and management of real estate across the country. Over the past 15 years, 601W has acquired approximately 24 million square feet of commercial properties valued in excess of $5.0 billion and currently has a portfolio of 16 assets with a total of 13.6 million square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 8 - Wells Fargo Center

The Property. Wells Fargo Center is a 527,673 square foot, 31-story, Class A- multi-tenant office building and adjacent 800 space parking garage located in Winston-Salem, North Carolina. The office tower was built in 1995 and includes three floors of underground parking with 215 spaces, 29 floors of tenant space and two floors of service space at the top of the building. Amenities at the property include a 16,500 square foot cafeteria with an outside dining area, fitness center operated by the YMCA, a barber shop and dry cleaner. The property takes up an entire city block within the financial district of the Winston-Salem central business district and is within a few blocks of the Forsyth County Judicial Center, the Winston-Salem Arts and Entertainment District and the Piedmont Triad Research Park (“PTRP”). The PTRP is a 200-acre life science research park administered by Wake Forest Baptist Medical Center that has seven buildings totaling approximately 800,000 square feet including the new Wake Forest BioTech Place, a $100 million bio-technology research facility. PTRP is currently home to approximately 40 companies and employs over 1,000 people.  Wells Fargo Center is two blocks north of Interstate 40 which provides access to Greensboro and Durham to the east and Charlotte to the south-west.

The property was built in 1995 for a total cost of approximately $80.0 million and served as the headquarters of Wachovia Bank. The sponsor purchased the property from Gramercy Capital during the peak of the financial crisis in October 2008 for a total cost of approximately $37.0 million. When the purchase and sale agreement was executed, the property was 78% leased and Wachovia, the largest tenant at the property, was still an independent company, but there were doubts as to its long-term viability. Wells Fargo ultimately purchased Wachovia after the sponsor had closed on the acquisition. Due to the turmoil in the financial markets at the time of the sale to the sponsor, Gramercy Capital agreed to provide $27.5 million of seller financing in order to complete the transaction.

The sponsor has increased occupancy from 78% at the acquisition in 2008 to 97% as of August 1, 2012.  Approximately 84.1% of the net rentable area is leased to investment grade rated tenants or their affiliates. The three largest tenants at the property are Wells Fargo Bank, N.A. (“Wells Fargo”), the U.S. Department of Veteran Affairs (“DVA”) and Wake Forest University Health Sciences (“Wake Forest”). Wells Fargo leases 328,299 square feet (62.2% of the net rentable area) and operates its Commercial Banking, Retail Banking, Private Banking, Wealth Management, Portfolio Services, Corporate Security, Corporate Investigations, Fiduciary Risk Management, Insurance Business Advisory and Human Resources units out of the property. Wells Fargo’s lease expiration is in September 2024 with six, 5-year renewal options. Wells Fargo’s lease does not allow for any termination or contraction options during the initial lease term. The U.S. Department of Veteran Affairs is the second largest tenant at the property and leases 90,280 square feet (17.1% of the net rentable area) through November 2021. The DVA has been in occupancy since 2008 and in early 2011 executed a new 10 year lease and expanded from 37,204 square feet to 90,280 square feet. The DVA is the second largest of the 14 U.S. Executive Branch Cabinet departments after the Department of Defense and provides federal benefits to U.S. veterans and their families. The Wells Fargo Center location serves as the only regional office in North Carolina. The third largest tenant, Wake Forest has been in occupancy since 2007 and directly leases 43,040 square feet (8.2% of the net rentable area) through November 2015. In March 2011, Wake Forest subleased an additional 36,646 square feet from Wells Fargo that is co-terminus with their existing lease in 2015 which brought their total occupied space to 79,686 square feet (15.1% of the net rentable area).  Wake Forest is the largest employer in the region and has become a major office space user in the Winston-Salem market.

In addition to the office tower, collateral for the loan includes a five level, 800 space parking garage that is connected to the office building via an underground walkway. The garage is encumbered by a ground lease with Forsyth County that runs through 2055 including extensions. The current rent is $1 per year however the amount can increase up to a maximum of $150,000 beginning in 2016. The lender underwrote the maximum potential rent of $150,000.

According to the appraisal, the property falls within the Winston-Salem central business district submarket of the Greensboro/Winston-Salem Office market. As of the second quarter of 2012, the submarket was comprised of approximately 2.0 million square feet of which 1.2 million is Class A. The Class A office space in the submarket reported asking rents of $20.92 per square foot and a vacancy rate of 9.9%, which is down from 13.7% the prior year.

Historical and Current Occupancy(1)
2009	2010	2011(2)	Current(3)
78.1%	78.8%	91.7%	97.0%
(1) Historical Occupancy based on average of each respective year.
(2) Increase in 2011 Occupancy is primarily the result of the U.S. Department of Veteran Affairs expanding its space from 37,204 to 90,280 square feet.
(3) Current Occupancy is as of August 1, 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 8 - Wells Fargo Center

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Wells Fargo Bank, N.A.	A2 / A+ / AA-	328,299	62.2%	$6.04	9/30/2024
U.S. Department of Veterans Affairs (GSA)(3)	Aaa / AA+ / AAA	90,280	17.1%	$22.03	11/16/2021
Wake Forest University Health Sciences(4)	NA / NA / NA	43,040	8.2%	$14.00	11/30/2015
B/E Aerospace(5)	Ba2 / BB+ / NA	18,282	3.5%	$16.85	12/31/2015
Morgan Stanley Smith Barney	Baa1 / A- / A	14,504	2.7%	$19.13	5/31/2016
Deutsche Bank	A2 / A+ / A+	10,924	2.1%	$18.50	1/31/2017
Surratt & Thompson	NA / NA / NA	3,785	0.7%	$18.52	11/30/2017
Triad Commercial Properties(6)	NA / NA / NA	2,706	0.5%	$16.00	5/31/2021
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) In early 2011 the DVA executed a new ten year lease and expanded from 37,204 square feet to 90,280 square feet. The new lease provides a termination option in the 8th year of lease (May 2019) with 150 days’ notice.
(4) The Net Rentable Area (SF) listed above represents Wake Forest’s directly leased space. In March 2011, Wake Forest subleased an additional 36,646 square feet from Wells Fargo that is co-terminus with its existing lease in 2015 and brought its total occupied space in the property to 79,686 square feet (15.1% of the net rentable area).
(5) The Net Rentable Area (SF) listed above represents B/E Aerospace directly leased space. In September 2011, B/E Aerospace subleased an additional 10,909 square feet from Wells Fargo through 2013 which brought its total occupied space in the property to 29,191 square feet (5.5% of the net rentable area).
(6) Triad Commercial Properties is the property manager and has a one-time option to terminate its lease in May 2017 subject to a termination fee equal to any unamortized landlord costs with notice on or before November 2016.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	15,853	3.0%	NAP	NAP	15,853	3.0%	NAP	NAP
2012 & MTM	0	0	0.0	$0	0.0%	15,853	3.0%	$0	0.0%
2013	0	0	0.0	0	0.0	15,853	3.0%	$0	0.0%
2014	0	0	0.0	0	0.0	15,853	3.0%	$0	0.0%
2015	2	61,322	11.6	910,610	16.6	77,175	14.6%	$910,610	16.6%
2016	1	14,504	2.7	277,460	5.1	91,679	17.4%	$1,188,070	21.7%
2017	2	14,709	2.8	272,206	5.0	106,388	20.2%	$1,460,276	26.7%
2018	0	0	0.0	0	0.0	106,388	20.2%	$1,460,276	26.7%
2019	0	0	0.0	0	0.0	106,388	20.2%	$1,460,276	26.7%
2020	0	0	0.0	0	0.0	106,388	20.2%	$1,460,276	26.7%
2021	2	92,986	17.6	2,032,164	37.1	199,374	37.8%	$3,492,441	63.8%
2022	0	0	0.0	0	0.0	199,374	37.8%	$3,492,441	63.8%
2023 & Beyond	1	328,299	62.2	1,982,926	36.2	527,673	100.0%	$5,475,367	100.0%
Total	8	527,673	100.0%	$5,475,367	100.0%
(1) Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 8 - Wells Fargo Center

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$3,438,228	$3,501,594	$4,610,647	$5,007,810	$5,475,367	$10.38	63.5%
Vacant Income	0	0	0	0	285,354	0.54	3.3
Gross Potential Rent	$3,438,228	$3,501,594	$4,610,647	$5,007,810	$5,760,721	$10.92	66.9%
Total Reimbursements	2,961,725	2,594,992	3,303,199	3,331,962	2,855,172	5.41	33.1
Net Rental Income	$6,399,953	$6,096,585	$7,913,845	8,39,772	$8,615,893	$16.33	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(535,113)	(1.01)	(6.2)
Other Income(4)	275,916	242,873	5,865	220,176	0	0.00	0.0
Effective Gross Income	$6,675,868	$6,339,459	$7,919,710	$8,559,948	$8,080,779	$15.31	93.8%

Total Expenses	$3,500,310	$3,553,651	$3,563,553	$3,660,490	$3,748,608	$7.10	46.4%

Net Operating Income	$3,175,559	$2,785,808	$4,356,157	$4,899,458	$4,332,171	$8.21	53.6%

Total TI/LC, Capex/RR	0	0	0	0	369,371	0.70	4.6
Net Cash Flow	$3,175,559	$2,785,808	$4,356,157	$4,899,458	$3,962,800	$7.51	49.0%
(1) TTM column represents the trailing twelve months ending June 30, 2012.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3) Underwritten Rents in Place are higher than the historical 2010 – 2011 due to the DVA expanding in early 2011 from 37,304 square feet to 90,280 square feet
(4) Other income for historical years includes tenant improvement reimbursements from the Department of Veteran Affairs/GSA lease. The amount has been included in the Rents in Place for the underwriting.

Property Management. The property is managed by Triad Commercial Property Management, LLC (“Triad”). Triad is one of the largest property management firms in central North Carolina with over 2.0 million square feet of properties under management.

Escrows and Reserves. At closing the borrower deposited into escrow $552,346 for abated rent associated with Wake Forest University Health Sciences, $46,740 for real estate taxes, $36,663 for insurance, $32,500 for deferred maintenance, $17,978 for environmental remediation and $9,102 for ongoing replacement reserves.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $46,740.

Insurance Escrows - The borrower is required to escrow 1/12 of the annual estimated annual insurance payments monthly, which currently equates to $11,341.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $9,102 (approximately $0.21 per square foot annually) for replacement reserves. The reserve is not subject to a cap.

TI/LC Reserves - Commencing on August 2015 and on each monthly payment date thereafter, the borrower is required to escrow $21,990 (approximately $0.50 per square foot annually) for tenant improvement and leasing commissions. The reserve is not subject to a cap.

Ground Rent Reserve - Commencing on January 2015 and on each monthly payment date thereafter, the borrower is required to escrow $12,500 for ground rent payments. The reserve is not subject to a cap.

Lockbox / Cash Management. The loan is structured with a Hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent (i) the DSCR based on the immediately preceding trailing three month period falls below 1.25x, (ii) there is an event of default under the loan documents, (iii) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action, (iv) a DVA Trigger Event occurs (as defined below) or (v) the loan has not been repaid in full by July 1, 2022 all excess cash flow will be deposited into the lockbox and shall be deemed additional collateral for the loan.

A “DVA Trigger Event” shall occur if either (i) the Department of Veteran Affairs fails to renew its lease for a minimum of five years, 12 months prior to its lease expiration date in November 2021 or (ii) The Department of Veteran Affairs gives notice of its intent to terminate its lease. The excess cash flow sweep will stop when either the DVA renews its lease or the borrower enters into a replacement lease with a new tenant at terms acceptable to the lender and such new tenant is in occupancy of its premises and paying contractual rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 9 – The Crossings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 9 – The Crossings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 9 – The Crossings

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$37,800,000	Title:	Fee
Cut-off Date Principal Balance:	$37,703,270	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	3.3%	Net Rentable Area (SF):	529,350
Loan Purpose:	Refinance	Location:	Dallas, TX
Borrower:	TR LBJ Campus Partners, L.P.	Year Built/Renovated:	1980, 1986 / 2005, 2006
Sponsor:	Robert C. Goddard, III	Occupancy:	75.7%
Interest Rate:	4.41000%	Occupancy Date:	7/31/2012
Note Date:	7/24/2012	Number of Tenants:	41
Maturity Date:	8/1/2022	2009 NOI:	$1,270,153
Interest-only Period:	None	2010 NOI:	$1,638,502
Original Term:	120 months	2011 NOI:	$2,774,254
Original Amortization:	360 months	TTM NOI(1):	$2,912,351
Amortization Type:	Balloon	UW Economic Occupancy:	76.0%
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW Revenues:	$7,269,166
Lockbox:	CMA	UW Expenses:	$3,403,177
Additional Debt:	N/A	UW NOI(2):	$3,865,990
Additional Debt Balance:	N/A	UW NCF:	$3,247,672
Additional Debt Type:	N/A	Appraised Value / Per SF:	$54,000,000 / $102
		Appraisal Date:	5/24/2012

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$71
Taxes:	$549,616	$68,702	N/A	Maturity Date Loan/SF:	$58
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.8%
Replacement Reserves:	$8,823	$8,823	$211,740	Maturity Date LTV:	56.4%
TI/LC:	$41,667	$41,667	$1,000,000	UW NCF DSCR:	1.54x
Other:	$3,185,966	$0	N/A	UW NOI Debt Yield:	11.0%

(1) TTM NOI represents the trailing twelve months ending July 31, 2012.
(2) Underwritten NOI is higher than historical primarily due to the burn off of free rent for five tenants as well as the full contractual rent for Risk Management Solutions, Inc. and Genesis Physicians Group, which recently executed leases at the property and are currently in free or reduced rent periods.
(3) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The Crossings loan has an outstanding principal balance of approximately $37.7 million and is secured by a first mortgage lien on an office complex comprised of two Class A, multi-tenant buildings, each with its own parking structure, totaling approximately 529,350 square feet in Dallas, Texas. The 10-year loan amortizes on a 30-year schedule. The proceeds of the loan were used to refinance previously existing debt of approximately $26.6 million, fund upfront reserves of $3.8 million, pay closing costs of $0.6 million and return $6.8 million of equity to the sponsor.

The Borrower. The borrowing entity for the loan is TR LBJ Campus Partners, L.P., a Georgia limited partnership and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Robert C. Goddard III. Mr. Goddard is the CEO of the Goddard Investment Group, LLC, a privately held commercial real estate investment firm, as well as the chairman and CEO of Post Properties, a residential REIT. Goddard Investment Group (“Goddard”) concentrates on value-add real estate opportunities in high-growth markets and provides third party services to the financial services industry, specializing in problem resolution of distressed real estate loans and assets. Goddard currently owns approximately 1.3 million square feet of office space, of which 1.1 million square feet is located in Dallas, Texas. Additionally, within the last five years, Goddard has bought and sold over 3.3 million square feet of office space in Texas.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 9 – The Crossings

The Property. The Crossings consists of two Class A office buildings (“5429 LBJ” and “5501 LBJ”) which are located at the intersection of LBJ Freeway and the Dallas North Tollway in Dallas, Texas. 5429 LBJ and 5501 LBJ are ten and twelve stories tall, respectively, with a total combined square footage of 529,350 feet and are currently 75.7% occupied. The sponsor acquired the property in December 2004 when occupancy was approximately 27.0%, which subsequently decreased to 13.0% in 2005. AT&T occupied the majority of both buildings and vacated in phases from 2003 to 2005, as the company consolidated its operations into downtown Dallas. Since acquisition, the sponsor has invested approximately $25.6 million to renovate and reposition the buildings as a multi-tenant property, including $8.9 million in recent renovations to upgrade common areas, mechanical systems, add a state of the art fitness center and add an additional level to the parking deck. The buildings offer tenants multiple cafes, a fitness center as well as covered parking via a three-story and a four-story structured parking garage, which are adjacent to the buildings and collectively total approximately 2,000 spaces, resulting in a parking ratio of 3.77 spaces per 1,000 square feet of net rentable area. The loan is structured so that neither property may be individually released from the mortgage.

5429 LBJ. 5429 LBJ, constructed in 1986 and renovated in 2006, is a ten-story, Class A office building with a total of 232,428 square feet. The property is currently 89.0% occupied by 16 tenants. The largest tenant, Dynamex, occupies approximately 22.0% of 5429 LBJ and 9.7% of the total net rentable area, and has a lease expiration date of November 30, 2018. Dynamex, which is headquartered at the property, is a distribution and logistics provider specializing in same-day delivery. The second largest tenant, Dallas Telco Federal Credit Union, occupies approximately 14.3% of 5429 LBJ and 6.3% of the total net rentable area, and has a lease expiration date of September 30, 2016. Dallas Telco Federal Credit Union, which is also headquartered at the property, is a federally insured credit union with approximately 18,000 members and 40,000 ATM locations nationwide.

5501 LBJ. 5501 LBJ, constructed in 1980 and renovated in 2005, is a twelve-story, Class A office building with a total of 296,922 square feet. The property is currently 73.8% occupied by 24 tenants. The largest tenant, Dallas National Insurance Company, is a property and casualty insurance company focusing on the construction industry. Dallas National Insurance Company, which occupies 14.3% of 5501 LBJ and 8.0% of the total net rentable area, recently executed a 12-year lease which results in an expiration of May 31, 2023. The second largest tenant, Pinnacle Technical Resources, Inc., occupies approximately 8.5% of 5501 LBJ and 4.7% of the total net rentable area, and has a lease expiration date of August 31, 2021. Pinnacle Technical Resources, Inc., which is also headquartered at the property, is a leading provider of workforce solutions to Fortune 500 companies in the United States and Canada. Republic Underwriters Insurance Co. (“Republic Underwriters”), previously occupied approximately 25,070 square feet at the property however, at the end of July, negotiated a buyout of its lease. At closing, the borrower escrowed $2.7 million, comprised of $500,000 for a static reserve that can only be used for leasing costs associated with Republic Underwriters’ former space, and $2.2 million, which represents the remaining rent and reimbursement payments due through expiration under Republic Underwriters lease. The borrower may obtain disbursements from the escrow upon satisfaction of conditions, which are further described in the “Escrows and Reserves” section below.

The property is located at the intersection of the LBJ Freeway and the Dallas North Tollway, two major thoroughfares leading to Dallas Fort Worth International Airport, approximately 15 miles to the east and downtown Dallas, approximately 10 miles to the south. Access to the property and the surrounding area expected to be enhanced with the completion of the LBJ Expansion. The construction will involve a six-mile corridor from Loop 12 to Valwood Parkway on I-35E and an 11-mile corridor from Luna Road to Greenville Avenue on I-635 with an anticipated cost of $2.7 billion. The projected completion date for the High Five Interchange segment is December 2013, while the I-35E and I-635 sections are scheduled for an early 2016 completion. The appraiser identified the property to be in the Addison/Carrollton/Farmer’s Branch office submarket, which consists of approximately 16.3 million square feet of space with an average vacancy rate of 22.5% and asking rents of $20.56 per square foot.

Historical and Current Occupancy
2008	2009	2010	2011	Current(1)
43.3%	49.7%	57.3%	77.1%	75.7%
(1) Current Occupancy is as of August 31, 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 9 – The Crossings

Tenant Summary(1)
Tenant	Building	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Dynamex, Inc.	5429 LBJ	NA / NA / NA	51,120	9.7%	$16.89	11/30/2018
Dallas National Insurance Company(2)	5501 LBJ	NA / NA / NA	42,437	8.0%	$20.00	5/31/2023
Dallas Telco Federal Credit Union	5429 LBJ	NA / NA / NA	33,176	6.3%	$17.74	9/30/2016
Pinnacle Technical Resources, Inc. (3)	5501 LBJ	NA / NA / NA	25,108	4.7%	$11.52	8/31/2021
Dimont and Associates, Inc.	5501 LBJ	NA / NA / NA	20,756	3.9%	$15.50	2/28/2014
Milestone Management, L.P. (4)	5429 LBJ	NA / NA / NA	18,460	3.5%	$15.35	6/30/2019
Risk Management Solutions, Inc.	5501 LBJ	NA / NA / NA	17,525	3.3%	$15.36	10/1/2017
American Caresource Holdings, Inc.	5429 LBJ	NA / NA / NA	16,449	3.1%	$17.50	3/31/2013
Genex Services, Inc.	5501 LBJ	NA / NA / NA	16,395	3.1%	$14.25	5/31/2016
Allegiance Capital Corporation	5429 LBJ	NA / NA / NA	16,212	3.1%	$17.50	1/31/2015
(1) Based on the underwritten rent roll.
(2) Dallas National Insurance Company has a right to terminate its lease on May 31, 2019 with nine months notice, subject to a termination fee equal to the sum of the unamortized leasing costs with respect to its original premises (3,372 square feet) and three months’ rent on all of the expansion premises.
(3) Pinnacle Technical Resources, Inc. has a right to terminate its lease on July 31, 2016 with six months’ notice, subject to a termination fee equal to the sum of $155,516 and the unamortized leasing costs.
(4) Milestone Management, L.P. has a right to terminate its lease on November 1, 2017 with six months notice, subject to a termination fee equal to the unamortized leasing costs at an interest rate of 8%.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	128,624	24.3%	NAP	NAP	128,624	24.3%	NAP	NAP
2012 & MTM	5	7,728	1.5	$4,200	0.1%	136,352	25.8%	$4,200	0.1%
2013	3	24,135	4.6	424,308	6.4	160,487	30.3%	$428,508	6.5%
2014	6	46,261	8.7	763,826	11.5	206,748	39.1%	$1,192,334	18.0%
2015	10	68,290	12.9	1,131,561	17.1	275,038	52.0%	$2,323,894	35.1%
2016	6	95,963	18.1	1,534,223	23.2	371,001	70.1%	$3,858,117	58.3%
2017	3	44,910	8.5	677,495	10.2	415,911	78.6%	$4,535,612	68.6%
2018	3	62,955	11.9	1,110,555	16.8	478,866	90.5%	$5,646,167	85.4%
2019	3	50,484	9.5	967,222	14.6	529,350	100.0%	$6,613,388	100.0%
2020	0	0	0.0	0	0.0	529,350	100.0%	$6,613,388	100.0%
2021	0	0	0.0	0	0.0	529,350	100.0%	$6,613,388	100.0%
2022	0	0	0.0	0	0.0	529,350	100.0%	$6,613,388	100.0%
2023 & Beyond	0	0	0.0	0	0.0	529,350	100.0%	$6,613,388	100.0%
Total	39	529,350	100.0%	$6,613,388	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$3,564,647	$4,375,675	$5,018,865	$5,300,637	$6,613,388	$12.49	69.5%
Vacant Income	0	0	0	0	2,090,698	3.95	22.0
Gross Potential Rent	$3,564,647	$4,375,675	$5,018,865	$5,300,637	$8,704,087	$16.44	91.5%
Total Reimbursements	762,919	591,494	686,235	455,081	810,445	1.53	8.5
Net Rental Income	$4,327,566	$4,967,169	$5,705,100	$5,755,718	$9,514,531	$17.97	100.0%
(Vacancy/Credit Loss)	0	(20,746)	1,631	0	(2,285,365)	(4.32)	(24.0)
Other Income	45,204	36,579	47,424	148,474	40,000	0.08	0.4
Effective Gross Income	$4,372,770	$4,983,003	$5,754,154	$5,904,192	$7,269,166	$13.73	76.4%

Total Expenses	$3,102,617	$3,344,501	$2,979,900	$2,991,841	$3,403,177	$6.43	46.8%

Net Operating Income	$1,270,153	$1,638,502	$2,774,254	$2,912,351	$3,865,990	$7.30	53.2%

Total TI/LC, Capex/RR	0	112,073	907,675	907,675	618,318	1.17	8.5
Net Cash Flow	$1,270,153	$1,526,430	$1,866,579	$2,004,676	$3,247,672	$6.14	44.7%
(1) Represents the trailing twelve month period ending July 31, 2012.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3) Underwritten Rents in Place are higher than historical primarily due to the burn off of free rent for five tenants as well as the contractual rent for Risk Management Solutions, Inc. and Genesis Physicians Group, which recently executed leases at the property and are currently in free or reduced rent periods. No rent is shown during the TTM period for Dallas National Insurance Company, who was fully abated during this period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 9 – The Crossings

Property Management. The property will be managed by TR Realty LBJ Partners, LTD., a subsidiary of the sponsor.

Escrows and Reserves. At closing the borrower deposited into escrow $2,203,635 for the Republic Rent Reserve associated with the rent and reimbursements remaining on Republic Underwriters Insurance Co.’s lease, $500,000 for the Republic Rollover Reserve, $549,616 for real estate taxes, $318,067 for the remaining free rent associated with five tenants, $164,264 for outstanding tenant improvements, $41,667 for ongoing leasing reserves and $8,823 for ongoing replacement reserves.

Regarding the Republic Rent Reserve, the lender is required to deposit $40,808 monthly to the lockbox starting in September 2012 and ending on February 2017. At any time during this period if (i) the entire space pertaining to Republic Underwriters Insurance Co. has been leased to a replacement tenant at a rate equal to or greater than $17.50 per square foot, then the remaining funds in the reserve will be released to the lockbox; (ii) the a portion of the space pertaining to Republic Underwriters, has been leased to a replacement tenant at a rate equal to or greater than $17.50 per square foot, then an amount equal to the amount of base rent that would have been payable by Republic Underwriters with respect to the applicable square footage will be released to the lockbox; (iii) any or all of the space pertaining to Republic Underwriters, has been leased to a replacement tenant at a rate equal to or greater than $17.50 per square foot, then an amount equal to the amount of base rent payable by the replacement tenant shall be released to the lockbox.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $68,702.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing, and the borrower provides satisfactory evidence that the property is insured in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $8,823 (approximately $0.20 per square foot annually) for replacement reserves. The reserve is subject to a cap of $211,740 ($0.40 per square foot).

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $41,667 (approximately $0.94 per square foot annually) for tenant improvement and leasing commissions. The reserve is subject to a cap of $1,000,000 ($1.89 per square foot).

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments directly into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event (herein defined). In the event of a Cash Sweep Event, the cash management bank is required to set up a segregated cash management account to be held in trust and for the benefit of lender. Lender will have a first priority security interest in the cash management account. Upon the occurrence of a Cash Sweep Event, all funds deposited into the lockbox shall be deemed additional collateral for the loan. “Cash Sweep Event” means the occurrence of: (i) an event of default; (ii) any bankruptcy action of the borrower or manager; or (iii) the DSCR based on the trailing three month period immediately preceding the date of such determination falling below 1.20x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 10 – East 54

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 10 – East 54

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 10 – East 54

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$33,475,000	Title:	Fee
Cut-off Date Principal Balance:	$33,397,525	Property Type - Subtype:	Mixed Use - Office/Retail
% of Pool by IPB:	2.9%	Net Rentable Area (SF):	170,061
Loan Purpose:	Refinance	Location:	Chapel Hill, NC
Borrower:	East 54 Office Retail, LLC	Year Built/Renovated:	2009-2010 / N/A
Sponsor:	Roger L. Perry	Occupancy:	85.6%
Interest Rate:	4.69522%	Occupancy Date:	7/9/2012
Note Date:	7/26/2012	Number of Tenants:	31
Maturity Date:	8/1/2022	2009 NOI(1):	N/A
Interest-only Period:	None	2010 NOI(1):	N/A
Original Term:	120 months	2011 NOI:	$1,978,667
Original Amortization:	360 months	TTM NOI(2):	$2,285,341
Amortization Type:	Balloon	UW Economic Occupancy:	85.7%
Call Protection:	L(26),Def(91),O(3)	UW Revenues:	$4,659,441
Lockbox:	Hard	UW Expenses:	$1,287,712
Additional Debt:	Yes	UW NOI(3):	$3,371,730
Additional Debt Balance:	$6,525,000	UW NCF:	$3,077,324
Additional Debt Type:	Mezzanine Loan	Appraised Value/ Per SF:	$51,700,000 / $304
		Appraisal Date:	5/11/2012

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$196
Taxes:	$346,256	$43,282	N/A	Maturity Date Loan/SF:	$160
Insurance:	$7,028	$3,514	N/A	Cut-off Date LTV:	64.6%
Replacement Reserves:	$2,130	$2,130	N/A	Maturity Date LTV:	52.6%
TI/LC:	$1,000,000	$0	$765,000	UW NCF DSCR:	1.49x
Other:	$1,331,619	$0	N/A	UW NOI Debt Yield:	10.1%

(1) The property was constructed in phases throughout 2009 and 2010.
(2) TTM NOI represents the trailing twelve months ending June 30, 2012.
(3) Underwritten NOI is higher than historical primarily due to new leases at the property and the burn off of free rent that run through July 2013.
(4) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The East 54 loan has an outstanding principal balance of approximately $33.4 million and is secured by a first mortgage lien on a 170,061 square foot mixed use development comprised of 114,476 square feet of Class A office space and 55,585 square feet of Class A retail space located in Chapel Hill, North Carolina. The 10-year loan amortizes on a 30-year schedule. The proceeds of the loan along with an approximately $6.5 million mezzanine loan and additional borrower equity of $2.2 million were used to refinance previously existing debt of approximately $37.9 million, fund upfront reserves of $2.7 million and pay closing costs of $1.6 million. Prior to the loan closing, the entire East 54 development was encumbered by a construction mortgage loan, originated by Wells Fargo, and a mezzanine loan, originated by Barrow Street Capital, LLC (“Barrow Street”). At the loan closing, the portion of the Barrow Street mezzanine debt that was allocated to the loan collateral was converted to preferred equity.

The Borrower. The borrowing entity for the loan is East 54 Office Retail, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Roger L. Perry. Mr. Perry is the president of East West Partners Management Company (“East West Partners”), a privately held commercial real estate development and management firm. Founded in 1973, East West Partners is a developer of mixed use commercial and residential developments in North Carolina. East West Partners has developed over 20 mixed use communities in North Carolina and over the past 20 years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 10 – East 54

The Property.  East 54 is a mixed use development comprised a four story office building with ground floor retail, two residential condominium units with ground floor retail, and a 130-room Aloft hotel, located in Chapel Hill, North Carolina. Only the office space and the retail space serve as collateral for the loan. The office and retail space is considered Class A and total 114,476 square feet and 55,585 square feet, respectively. The development was constructed by the sponsor in 2009 and 2010. The office component of the property has been certified as LEED Platinum, while the entire project received LEED Gold certification.

The property is currently 85.6% occupied by 31 regional and local tenants. The current occupancy includes 19 office tenants, totaling approximately 101,506 square feet, and 12 retail tenants, totaling 44,006 square feet. The three largest tenants, UNC Management (17,847 square feet), Kerr Drugs (13,135 square feet) and Regus Executive Suites (9,907 square feet), lease 24.0% of the net rentable area and account for 27.0% of the in-place base rent. UNC Management, the largest tenant at the property, is the University of North Carolina’s endowment management company and has a lease expiration of November 2016. Established in 2003, the company currently has total assets under management of approximately $3.0 billion. The second largest tenant at the property, Kerr Drug, has a lease expiration of November 2029. Kerr Drug is a community pharmacy based in North Carolina with over 70 locations across the state. Regus Executive Suites is one of the world’s largest providers of flexible workplaces with approximately 1,200 locations in 550 cities and 95 countries.

The property is located directly off of Highway 54, a six lane east/west thoroughfare, which connects Chapel Hill to Interstate 40 and Raleigh approximately two miles and 27 miles east of the property, respectively. Additionally, the property is located approximately two miles west of the University of North Carolina at Chapel Hill, which has a total of 25,000 students and more than 2,600 full time faculty. The university is also home to North Carolina Memorial Hospital, which serves as the state’s principal referral, diagnostic and treatment center. According to the appraiser, within a three- and five-mile radius of the property, the 2012 population is approximately 52,600 and 115,818, respectively, and the estimated 2012 average household income is $78,699 and $79,705, respectively.

The property is located within the Orange County submarket which had an inventory of approximately 1.2 million square feet of Class A office space with a reported vacancy of 17.4% and average Class A asking rents of $21.43 per square foot as of the first quarter of 2012. The appraiser identified four office properties that serve as the competitive set for the property with an average occupancy of 91.5%. The retail submarket contains a total of 3.8 million square feet with reported vacancy of 5.2% and average asking rents of $15.03 per square foot as of the first quarter of 2012. The appraiser identified four retail properties that serve as the competitive set for the property with an average occupancy of 96.8%. New supply to the market for both retail and office space is limited due to high barriers of entry in the local area due to a stringent planning department. As of the end of the first quarter of 2012, there is approximately 556,905 square feet of office space currently under construction in the market, of which two of the largest buildings totaling 328,502 square feet are 100.0% pre-leased, and 516,291 square feet of retail space under construction.

Historical and Current Occupancy(1)
2009	2010	2011	Current(2)
26.4%	47.2%	64.5%	85.6%
   (1) The property was constructed in phases throughout 2009 and 2010.
   (2) Current Occupancy is as of July 9, 2012.

Tenant Summary(1)
Tenant	Tenant Type	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
UNC Management	Office	NA / NA / NA	17,847	10.5%	$33.95	11/30/2016
Kerr Drugs	Retail	NA / NA / NA	13,135	7.7%	$27.75	11/30/2029
Regus Executive Suites(3)	Office	NA / NA / NA	9,907	5.8%	$21.77	9/30/2020
Delegate Advisors, LLC	Office	NA / NA / NA	9,688	5.7%	$29.50	4/30/2018
IDB	Office	NA / NA / NA	8,867	5.2%	$34.37	12/31/2014
Wells Fargo Asset Mgmt.	Office	A2 / A+ / AA-	8,030	4.7%	$31.78	11/30/2016
Yankelovich Holdings Inc.(4)	Office	NA / NA / NA	7,792	4.6%	$29.75	7/31/2019
TRSC Chapel Hill / Tobacco Road Restaurant	Retail	NA / NA / NA	7,469	4.4%	$16.80	2/28/2023
TrueBridge Capital	Office	NA / NA / NA	4,805	2.8%	$34.37	10/31/2014
East West Partners	Office	NA / NA / NA	4,676	2.7%	$33.42	1/31/2024
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Regus Executive Suites has a right to terminate its lease on September 30, 2015 with nine months notice, subject to the unamortized leasing costs.
(4) Yankelovich Holdings Inc. has a right to terminate its lease on July 31, 2017 with nine months notice, subject to a termination fee of twelve months rent (approximately $240,505) and the unamortized leasing costs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 10 – East 54

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	24,549	14.4%	NAP	NAP	24,549	14.4%	NAP	NAP
2012 & MTM	0	0	0.0	$0	0.0%	24,549	14.4%	$0	0.0%
2013	0	0	0.0	0	0.0	24,549	14.4%	$0	0.0%
2014	4	19,216	11.3	650,417	14.9	43,765	25.7%	$650,417	14.9%
2015	3	4,162	2.4	138,133	3.2	47,927	28.2%	$788,550	18.0%
2016	4	28,380	16.7	943,598	21.6	76,307	44.9%	$1,732,148	39.6%
2017	8	19,830	11.7	632,804	14.5	96,137	56.5%	$2,364,951	54.1%
2018	3	16,241	9.6	473,294	10.8	112,378	66.1%	$2,838,245	64.9%
2019	2	11,930	7.0	351,814	8.1	124,308	73.1%	$3,190,059	73.0%
2020	3	16,538	9.7	439,416	10.1	140,846	82.8%	$3,629,475	83.1%
2021	0	0	0.0	0	0.0	140,846	82.8%	$3,629,475	83.1%
2022	1	3,935	2.3	94,440	2.2	144,781	85.1%	$3,723,915	85.2%
2023 & Beyond	3	25,280	14.9	646,247	14.8	170,061	100.0%	$4,370,162	100.0%
Total	31	170,061	100.0%	$4,370,162	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow(1)
	2011	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place(4)	$3,245,702	$3,610,883	$4,370,162	$25.70	80.4%
Vacant Income	0	0	726,282	4.27	13.4
Gross Potential Rent	$3,245,702	$3,610,883	$5,096,444	$29.97	93.8%
Total Reimbursements	309,004	297,232	337,354	1.98	6.2
Net Rental Income	$3,554,706	$3,908,115	$5,433,799	$31.95	100.0%
(Vacancy/Credit Loss)	(335,394)	(372,071)	(774,358)	(4.55)	(14.3)
Other Income	1,335	180	0	0.00	0.0
Effective Gross Income	$3,220,647	$3,536,224	$4,659,441	$27.40	85.7%

Total Expenses	$1,241,980	$1,250,883	$1,287,712	$7.57	27.6%

Net Operating Income	$1,978,667	$2,285,341	$3,371,730	$19.83	72.4%

Total TI/LC, Capex/RR	0	0	294,406	1.73	6.3
Net Cash Flow	$1,978,667	$2,285,341	$3,077,324	$18.10	66.0%
(1) The property was constructed in 2009/2010.
(2) Represents the trailing twelve month period ending June 30, 2012.
(3) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4) Underwritten Rents in Place are higher than historical primarily due to new leases at the property and the burn off of free rents that run through July 2013.

Property Management. The properties will be managed by Tri Properties, Inc. (“Tri Properties”), a third party management firm that is not affiliated with the sponsor. Tri Properties is a Durham, North Carolina based company that specializes in acquisitions/dispositions, development/project management, brokerage, property management, and consulting. The terms of the management agreement stipulates a fee of 4.0% of gross revenues.

Escrows and Reserves. At closing, the borrower deposited into escrow $1,000,000 to prefund on-going tenant improvements and leasing commissions requirement, $722,504 for outstanding tenant improvements and leasing commissions, $609,115 for outstanding free rent, $346,256 for real estate taxes, $7,028 for insurance premiums and $2,130 for replacement reserves.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $43,282.

Insurance Escrows - The borrower is required to escrow 1/12 of the annual estimated annual insurance payments monthly, which currently equates to $3,514.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 10 – East 54

Replacement Reserves - On a monthly basis, the borrower is required to escrow $2,130 (approximately $0.15 per square foot annually) for replacement reserves. The reserve is not subject to a cap.

TI/LC Reserves - Monthly deposits to the TI/LC Reserve are waived until the balance in the reserve falls below $765,000 at which point the borrower will be required, on a monthly basis, to escrow $21,260. After the reserve balance initially falls below $765,000, the reserve is capped at $765,000 ($4.50 per square foot).

Lockbox / Cash Management. The loan is structured with a Hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent (i) the DSCR based on the immediately preceding trailing three month period falls below 1.05x, (ii) there is an event of default under the loan documents or (iii) the borrower, or property manager becomes the subject of a bankruptcy, insolvency or similar action, or (iv) a UNC Management Trigger (defined herein) occurs, all excess cash flow will be deposited into the lockbox and shall be deemed additional collateral for the loan.

Upon the occurrence of a UNC Management Trigger all excess cash flow will be trapped for tenant improvement and leasing commissions incurred with respect to the UNC Management space. “UNC Management Trigger” shall mean that UNC Management shall have either (a) terminated the UNC Management Lease or (b) failed to renew such Lease by the date that is nine (9) months prior to the expiration date of the UNC Management Lease.

Additional Debt. A mezzanine loan of approximately $6.5 million secured by the equity interest in the borrower was provided by JPMCB and sold to a third party investor. The mezzanine loan has a coterminous maturity with the mortgage loan. The mezzanine loan is interest-only for the term of the loan and has an 11.1% coupon. Including the mezzanine loan, the Cut-off Date LTV is 77.2%, the UW NCF DSCR is 1.10x and the UW NOI Debt Yield is 8.4%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 11 – One Kennedy Square

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$27,300,000	Title:	Fee/Leasehold
Cut-off Date Principal Balance:	$27,255,175	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	2.4%	Net Rentable Area (SF):	245,862
Loan Purpose:	Refinance	Location:	Detroit, MI
Borrower:	Kennedy Square Office Building LLC	Year Built/Renovated:	2006 / N/A
Sponsors(1):	Various	Occupancy:	96.3%
Interest Rate:	5.15000%	Occupancy Date:	6/8/2012
Note Date:	8/3/2012	Number of Tenants:	8
Maturity Date:	9/1/2022	2009 NOI:	$4,569,020
Interest-only Period:	None	2010 NOI:	$4,000,310
Original Term:	120 months	2011 NOI:	$4,402,734
Original Amortization:	300 months	TTM NOI(2):	$4,335,107
Amortization Type:	Balloon	UW Economic Occupancy:	85.0%
Call Protection:	L(25),Def(92),O(3)	UW Revenues:	$6,877,411
Lockbox:	Hard	UW Expenses:	$3,883,253
Additional Debt:	N/A	UW NOI:	$2,994,158
Additional Debt Balance:	N/A	UW NCF:	$2,601,348
Additional Debt Type:	N/A	Appraised Value / Per SF:	$42,000,000 / $171
		Appraisal Date:	6/7/2012

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$111
Taxes:	$206,096	$22,882	N/A	Maturity Date Loan/SF:	$83
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.9%
Replacement Reserves:	$4,098	$4,098	$147,528	Maturity Date LTV:	48.9%
TI/LC:	$62,500	$62,500	$4,000,000	UW NCF DSCR:	1.34x
Other(3):	$56,375	$56,375	N/A	UW NOI Debt Yield:	11.0%

(1) The sponsors are Watchowski Capital, LLC, Sosnick Family Investment Limited Partnership and REDICO Investments LLC.
(2) TTM NOI represents the trailing twelve month period ending July 31, 2012.
(3) Other Reserves represent the monthly master lease payment on the 460 space parking garage that runs through December 2032.

The Loan. The One Kennedy Square loan has an outstanding principal balance of approximately $27.3 million and is secured by a first mortgage lien on a ten-story, Class A office building in Detroit, Michigan. The ten-year loan amortizes on a 25-year schedule. The proceeds of the loan along with $2.9 million of sponsor’s equity were used to repay previously existing debt of approximately $29.2 million and pay closing costs of $0.7 million and fund upfront reserves of 0.3 million. The sponsor’s current basis in the property is approximately $57.1 million. The sponsor is a joint venture between Watchowski Capital, LLC, Sosnick Family Investment Limited Partnership and REDICO Investments LLC who collectively own over 3.8 million square feet of office, retail, residential, hotel and senior housing properties located primarily in Michigan, North Carolina and Florida.

The Property.  One Kennedy Square is a ten-story, 245,862 square foot multi-tenant office building located in Detroit, Michigan. The Class A office building was constructed in 2006 and is the newest office building in Detroit. The loan’s collateral also includes a leasehold interest in a 3-level, 460 space, underground parking garage that is owned by the Detroit Downtown Development Authority (“DDA”). The lease commenced in 2007 and expires in December 2032, with two, 5-year renewal options. The property is currently 96.3% physically occupied by 8 tenants and has been over 90.0% occupied since 2009. The largest tenant at the property, Caidan Management Company Inc. (“Caidan”) is headquartered at the property and leases 61,628 square feet (25.1% of the net rentable area) through December 2022. In December 2011, Caidan expanded by 10,226 square feet bringing their total occupied square footage up to the current total. Caidan is a privately held firm that provides a range of management services for the health industry including human resources, information systems, claims processing, compliance and health and wellness programs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 11 – One Kennedy Square

The Market. The property is centrally located within Detroit’s central business district across from Campus Martius Park. The property is located directly off of Woodward Avenue which is the primary north-south corridor through downtown and provides access to Detroit’s regional highway network including the John C. Lodge Freeway and the Fisher Freeway. The property is located in one of Detroit’s sixteen Renaissance Zones. The Renaissance Zone program is a collaborative effort between Detroit, Wayne County and the state of Michigan to give tax incentives to residents and businesses. The property’s Renaissance Zone expires in December 2017 at which point operating expenses at the property are expected to increase. All tenants are on NN or NNN leases so the additional expenses are expected to be passed through to the tenants.  According to the appraiser, the property is located in the Detroit/central business district submarket, which as of the second quarter of 2012 was comprised of approximately 12.2 million square feet of space of which 4.3 million was considered Class A. The Class A office space reported a vacancy rate of 27.9% with average asking rents of $23.26 per square foot. The appraiser identified 14 competitive properties ranging from approximately 133,000 to 2.3 million square feet that reported a weighted average occupancy of 83.4%.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Caidan Management Company Inc.(3)	NA / NA / NA	61,628	25.1%	$16.00	12/31/2022
Ernst & Young U.S. LLP	NA / NA / NA	51,402	20.9%	$16.00	12/31/2016
Marketing Associates, L.L.C.	NA / NA / NA	51,402	20.9%	$16.00	3/31/2016
The Walbridge Group, Inc.(4)	NA / NA / NA	51,402	20.9%	$12.75	4/30/2022
Ryan, Inc.	NA / NA / NA	12,280	5.0%	$18.00	5/31/2013
RBS Citizens, National Association	A3 / A / A-	5,251	2.1%	$18.00	7/31/2018
Milberg Detroit Leasing Corp	NA / NA / NA	2,409	1.0%	$18.00	3/31/2015
Redico	NA / NA / NA	878	0.4%	$18.00	6/30/2024
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Caidan Management Company, Inc has the right to terminate its lease in December 2017 subject to a termination fee equal to approximately $366,204 with a 12-month notice period. In the event Caidan provides notice of non-renewal a full cash flow sweep will be triggered. In December 2011, Caidan expanded by 10,226 square feet bringing their total occupied square footage to 61,628 square feet. The termination fee will be controlled by the lender.
(4) The Walbridge Group, Inc has the right to terminate its lease in May 2017 subject to a termination fee equal of approximately $454,279 with a nine-month notice period. The Walbridge Group, Inc is headquartered at the property and in December 2011 executed a lease extending its lease term for an additional 10 years through April 2022. The termination fee will be controlled by the lender.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$4,432,522	$4,148,253	$4,310,937	$4,452,729	$3,811,390	$15.50	47.3%
Vacant Income	0	0	0	0	128,940	0.52	1.6
Gross Potential Rent	$4,432,522	$4,148,253	$4,310,937	$4,452,729	$3,940,330	$16.03	48.9%
Total Reimbursements(4)	3,369,435	3,258,972	3,483,148	3,578,404	4,117,554	16.75	51.1
Net Rental Income	$7,801,957	$7,407,225	$7,794,085	$8,031,133	$8,057,884	$32.77	100.0%
(Vacancy/Credit Loss)(5)	0	0	0	(160,631)	(1,208,683)	(4.92)	(15.0)
Other Income	23,555	49,305	49,369	28,210	28,210	0.11	0.4
Effective Gross Income	$7,825,512	$7,456,530	$7,843,454	$7,898,712	$6,877,411	$27.97	85.4%

Total Expenses(4)	$3,256,492	$3,456,220	$3,440,720	$3,563,605	$3,883,253	$15.79	56.5%

Net Operating Income	$4,569,020	$4,000,310	$4,402,734	$4,335,107	$2,994,158	$12.18	43.5%

Total TI/LC, Capex/RR	0	0	0	0	392,810	1.60	5.7
Net Cash Flow	$4,569,020	$4,000,310	$4,402,734	$4,335,107	$2,601,348	$10.58	37.8%

Occupancy(5)	90.1%	92.1%	92.1%	96.3%	85.0%
(1) TTM column represents the trailing twelve months ending July 31, 2012.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3) Underwritten Rents in Place are lower than historical as tenants with rents above market were marked down to reflect a market rental rate determined by the appraisal. The adjustment resulted in an approximately $615,000 haircut to in place cashflow.
(4) Underwritten Total Reimbursements and Underwritten Total Expenses are higher than historical levels primarily due to the lender underwriting higher real estate taxes based on the estimated average over the loan term. The Property is located in one of Detroit’s Renaissance Zones and receives a tax abatement that will burn off in 2017. Real estate taxes are fully reimbursable and are a pass through expense to the tenants.
(5) The property is currently 96.3% physically leased however a 15% vacancy rate was utilized in order to be in line with the appraisers competitive set.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 12 – Westborough Office Park

200
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$27,000,000	Title:	Fee
Cut-off Date Principal Balance:	$26,965,086	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	2.4%	Net Rentable Area (SF):	383,361
Loan Purpose:	Refinance	Location:	Westborough, MA
Borrower:	Westborough Investors Limited Partnership	Year Built/Renovated:	1982-1987 / 2009-2010
		Occupancy(1):	81.2%
Sponsor(2):	Various	Occupancy Date:	8/27/2012
Interest Rate:	4.60000%	Number of Tenants:	43
Note Date:	8/28/2012	2009 NOI:	$2,014,380
Maturity Date:	9/1/2017	2010 NOI:	$1,971,866
Interest-only Period:	None	2011 NOI:	$2,811,283
Original Term:	60 months	TTM NOI(3):	$3,091,789
Original Amortization:	360 months	UW Economic Occupancy(1):	81.1%
Amortization Type:	Balloon	UW Revenues(1):	$6,342,657
Call Protection:	L(25),Grtr1%orYM(31),O(4)	UW Expenses:	$3,501,889
Lockbox:	CMA	UW NOI:	$2,840,768
Additional Debt:	N/A	UW NCF:	$2,130,389
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$43,200,000 / $113
Additional Debt Type:	N/A	Appraisal Date:	7/13/2012

Escrows and Reserves				Financial Information(4)
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$70
Taxes:	$116,380	$58,190	N/A	Maturity Date Loan/SF:	$65
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	62.4%
Replacement Reserves:	$6,389	$6,389	$230,017	Maturity Date LTV:	57.3%
TI/LC:	$47,920	$47,920	$1,500,000	UW NCF DSCR:	1.28x
Other(5):	$5,014,707	$0	N/A	UW NOI Debt Yield:	10.5%

(1) Does not include Genzyme Corporation, which is in occupancy, but has given notice that it will be vacating at the end of their lease term in February 2013.
(2) The sponsors are BPG Investment Partnership VIII, L.P. and BPG Private Real Estate Investment Trust II.
(3) TTM NOI represents the trailing twelve month period ending June 30, 2012.
(4) Calculated based on the full loan proceeds of $27,000,000.
(5) Other Escrows and Reserves include a $3,500,000 performance reserve (described below), $1,417,361 for outstanding tenant improvement and leasing commissions and $97,346 for outstanding rent abatements.

The Loan. The Westborough Office Park loan has an outstanding principal balance of approximately $27.0 million and is secured by a first mortgage lien on a four building office park located in Westborough, Massachusetts. The five-year loan amortizes on a 30-year schedule. The proceeds of the loan along with approximately $4.8 million of sponsor’s equity were used to repay previously existing debt of approximately $26.4 million, fund upfront reserves of $5.2 million and pay closing costs of $0.2 million. Included in the upfront reserves was a $3.5 million performance reserve holdback that will be released when the property has achieved a debt service coverage ratio of 1.50x or greater based on the trailing three month period. The loan’s sponsor is controlled by entities affiliated with BPG Properties, Ltd. (“BPG”). BPG purchased the property in September 2007 and has a current basis of approximately $77.1 million. BPG is a private real estate fund manager with over 25 years of experience in the acquisition, development and management of all major property types throughout the United States. Since 1993, BPG has raised over $2.8 billion of capital.

The Property. Westborough Office Park includes four, free-standing, Class A office buildings totaling 383,361 square feet that are located in Westborough, Massachusetts. The properties were constructed between 1982 and 1987 on a 45.7 acre site. Amenities at the property include a fitness center, café, conference center, as well as several acres of landscaping in a wooded, park-like setting with walking and jogging trails that connect the four buildings. The property is currently 81.2% leased by 43 tenants with no one tenant occupying more than 10.0% of the net rentable area. In July 2012, Genzyme Corporation gave notice that it will vacate its space (39,609 square feet / 10.3% of the net rentable area) in February 2013 to relocate to its newly acquired campus. No income is being underwritten for Genzyme Corporation and they have been excluded from all occupancy calculations. Since acquiring the property in 2007, the sponsor has increased occupancy from approximately 74.0% to 81.2% and since the beginning of 2011, the sponsor has executed new or renewal leases for 134,839 square feet (35.2% of the net rentable area). The largest tenant at the property, DataVantage Corporation, leases approximately 27,234 square feet (7.1% of the net rentable area) through November 2017. DataVantage Corporation is a technology company that specializes in data privacy and protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 12 – Westborough Office Park

The Market. The property is located in Westborough, Massachusetts, approximately 30 miles west of Boston. The property is located just off of Interstate 495 and is approximately 5 miles north of Interstate 90, which provides access to Boston to the east and Springfield to the west. According to the appraiser, the property is located in the Route 495 Mass Pike West office submarket which as of second quarter of 2012 has 12.9 million square feet. The submarket reports a vacancy rate of 22.9% with average asking rents of $17.35 per square foot. The appraiser identified 19 competitive properties ranging from approximately 38,000 to 305,000 square feet that reported a weighted average occupancy of 90.6%.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
DataVantage Corporation	NA / NA / NA	27,234	7.1%	$17.00	11/30/2017
Exagrid Systems, Inc.	NA / NA / NA	25,430	6.6%	$18.00	12/31/2013
Courion Corporation	NA / NA / NA	24,834	6.5%	$18.75	2/29/2016
Virtusa Corporation	NA / NA / NA	22,147	5.8%	$18.75	2/28/2018
Fat City LLC	NA / NA / NA	14,969	3.9%	$21.00	10/7/2014
Mirick, O’Connell, Demallie, LLC	NA / NA / NA	14,776	3.9%	$19.00	3/31/2021
Tilera Corporation	NA / NA / NA	14,188	3.7%	$17.50	11/30/2017
Highfields Capital	NA / NA / NA	13,750	3.6%	$17.00	10/31/2017
Transitional Data Services	NA / NA / NA	10,419	2.7%	$13.25	10/31/2014
JCSI Corporate Staffing, Inc.	NA / NA / NA	9,810	2.6%	$18.60	4/1/2014
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$5,246,113	$4,915,220	$5,751,911	$6,038,131	$5,722,436	$14.93	73.2%
Vacant Income	0	0	0	0	1,331,747	3.47	17.0
Gross Potential Rent	$5,246,113	$4,915,220	$5,751,911	$6,038,131	$7,054,183	$18.40	90.2%
Total Reimbursements	639,118	682,009	619,309	648,681	764,561	1.99	9.8
Net Rental Income	$5,885,231	$5,597,229	$6,371,220	$6,686,812	$7,818,744	$20.40	100.0%
(Vacancy/Credit Loss)	(12,948)	0	0	0	(1,476,087)	(3.85)	(18.9)
Other Income	7,008	979	9,866	6,806	0	0.00	0.0
Effective Gross Income	$5,879,291	$5,598,208	$6,381,086	$6,693,618	$6,342,657	$16.54	81.1%

Total Expenses	$3,864,911	$3,626,342	$3,569,803	$3,601,829	$3,501,889	$9.13	55.2%

Net Operating Income	$2,014,380	$1,971,866	$2,811,283	$3,091,789	$2,840,768	$7.41	44.8%

Total TI/LC, Capex/RR	0	0	0	0	710,379	1.85	11.2
Net Cash Flow	$2,014,380	$1,971,866	$2,811,283	$3,091,789	$2,130,389	$5.56	33.6%

Occupancy	69.0%	80.0%	87.0%	81.2%	81.2%
(1) 2011 NOI represents the trailing twelve month period ending June 30, 2012.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69 of 75

Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 13 - U-Haul Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Portfolio
Original Principal Balance:	$26,500,000	Title:	Fee/Leasehold
Cut-off Date Principal Balance:	$26,438,621	Property Type - Subtype:	Self Storage - Self Storage
% of Pool by IPB:	2.3%	Units:	5,400
Loan Purpose:	Refinance	Location:	Various
Borrowers:	U-Haul Co. of Florida 14, LLC, Arec 14, LLC, UHIL 14, LLC	Year Built/Renovated:	Various / Various
		Occupancy:	82.2%
Sponsor:	Amerco	Occupancy Date:	7/31/2012
Interest Rate(1):	4.90000%	Number of Tenants:	N/A
Note Date:	7/11/2012	2009 NOI:	$1,044,658
Anticipated Repayment Date(1):	8/1/2022	2010 NOI:	$2,127,665
Interest-only Period:	None	2011 NOI:	$2,929,619
Original Term(2):	120 months	TTM NOI(3):	$3,059,097
Original Amortization:	360 months	UW Economic Occupancy:	72.9%
Amortization Type:	ARD-Balloon	UW Revenues:	$4,488,788
Call Protection:	L(26),Def(91),O(3)	UW Expenses:	$1,557,969
Lockbox:	CMA	UW NOI:	$2,930,819
Additional Debt:	N/A	UW NCF:	$2,848,672
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$41,300,000 / $7,648
Additional Debt Type:	N/A	Appraisal Date:	Various

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/Unit:	$4,896
Taxes:	$227,840	Springing	N/A	Maturity Date Loan/Unit:	$4,021
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.0%
Replacement Reserves:	$135,842	$0	$135,842	Maturity Date LTV:	52.6%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.69x
Other(4):	$24,903	$0	N/A	UW NOI Debt Yield:	11.1%

(1) The loan is structured with an anticipated repayment date (“ARD”) of August 1, 2022. In the event that the loan is not paid off on or before the ARD, the borrower is required to make monthly payments to the lender of principal and interest in the amount of the monthly debt service payment at the initial interest rate and additional interest will accrue based on a step up in the interest rate of 300 basis points plus the greater of (i) the initial interest rate (4.90000%) or (ii) 296 basis points plus the then current ten year swap yield (the “Revised Interest Rate”); but in no event shall the Revised Interest Rate exceed 500 basis points plus the initial interest rate. The final maturity date of the loan is August 1, 2032.
(2) Represents the Original Term to the ARD.
(3) TTM NOI represents the trailing twelve months ending May 31, 2012.
(4) The Initial Other Escrows and Reserves represents the deferred maintenance reserve.

The Loan. The U-Haul Portfolio loan has an outstanding principal balance of approximately $26.5 million and is secured by a first mortgage lien on a portfolio of nine self storage facilities located in eight states. The ten-year loan amortizes on a 30-year schedule. The proceeds of the loan were used to repay an existing line of credit of approximately $21.1 million, pay closing costs of $0.5 million, fund upfront reserves of $0.4 million and return equity of approximately $4.5 million. The borrower is owned by affiliates of AMERCO, which serves as the holding company for U-Haul International.

The Properties. The portfolio is comprised of nine self-storage facilities located across eight states with an aggregate of 5,400 units. The portfolio consists of two properties located in Georgia (19.4% of total units), one in Utah (16.0% of total units), one in Maryland (12.0% of total units), one in Virginia (11.7% of total units), one in Texas (11.3% of total units), one in California (11.6% of total units), one in North Carolina (10.7% of total units) and one in Florida (7.2% of total units). U-Haul International, Inc. (“U-Haul”), founded in 1945, is a moving equipment and storage rental company with a current network of more than 15,950 locations in all 50 states and 10 Canadian provinces. U-Haul locations provide customers a variety of moving and storage supplies including self-storage, packing supplies and truck and trailer rentals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 13 - U-Haul Portfolio

Property Summary
Property	Location	Units	Occupancy(1)	Year Built / Renovated	Allocated Loan Amount	Appraised Value	Underwritten Cash Flow
Fredericksburg	Fredericksburg, VA	630	97.6%	2008	$5,277,542	$8,225,000	$522,293
Frederick	Frederick, MD	649	77.5%	2007	4,074,455	6,350,000	430,622
State Street	Provo, UT	866	94.2%	1959-1990 / 2010	3,721,550	5,800,000	438,023
Chapel Hill Blvd	Durham, NC	580	97.1%	1973 / 2009	3,480,932	5,425,000	443,352
Greenspoint Mall	Houston, TX	609	85.6%	1982,1997 and 2001	2,630,751	4,100,000	387,417
Palmdale Road	Victorville, CA	629	59.0%	2007	2,630,751	4,100,000	227,916
Godby Road	Atlanta, GA	649	82.0%	1988	2,085,351	3,250,000	135,257
Panama City	Panama City, FL	391	66.6%	1979-2008	1,604,116	2,500,000	156,125
Buford Drive	Buford, GA	397	65.5%	1981	994,552	1,550,000	107,667
Total		5,400	82.2%		$26,500,000	$41,300,000	$2,848,672
(1) Occupancy is as of July 31, 2012.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$2,009,876	$3,159,737	$3,851,687	$4,076,369	$4,586,882	$849	74.5%
Vacant Income	0	0	0	0	1,049,519	194	17.0
Gross Potential Rent	$2,009,876	$3,159,737	$3,851,687	$4,076,369	$5,636,401	$1,044	91.5%
Total Reimbursements	291,684	487,388	513,354	523,680	523,680	96.98	8.5
Net Rental Income	$2,301,560	$3,647,125	$4,365,041	$4,600,049	$6,160,081	$1,141	100.0%
(Vacancy/Credit Loss)	(554)	(75)	(2,055)	0	(1,671,293)	(309)	(27.1)
Other Income	0	0	0	0	0	0.00	0.0
Effective Gross Income	$2,301,006	$3,647,050	$4,362,986	$4,600,049	$4,488,788	$831	72.9%

Total Expenses	$1,256,348	$1,519,385	$1,433,367	$1,540,952	$1,557,969	$289	34.7%

Net Operating Income	$1,044,658	$2,127,665	$2,929,619	$3,059,097	$2,930,819	$543	65.3%

Total TI/LC, Capex/RR	0	0	0	0	82,148	15	1.8
Net Cash Flow	$1,044,658	$2,127,665	$2,929,619	$3,059,097	$2,848,672	$528	63.5%

Occupancy	52.5%	62.3%	70.8%	74.2%	72.9%
(1) TTM represents the trailing twelve month period ending May 31, 2012.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 14 – Shamin Virginia Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Portfolio
Original Principal Balance:	$26,000,000	Title:	Fee
Cut-off Date Principal Balance:	$25,878,858	Property Type - Subtype:	Hotel - Various
% of Pool by IPB:	2.3%	Rooms:	272
Loan Purpose:	Refinance	Location:	Colonial Heights, VA
Borrower:	Roslyn Hotel, LLC, Southpark HI, LLC	Year Built/Renovated:	2008 / N/A
		Occupancy:	83.6%
Sponsor:	Neil Amin	Occupancy Date:	7/31/2012
Interest Rate:	5.15000%	Number of Tenants:	N/A
Note Date:	6/27/2012	2009 NOI:	$2,018,470
Maturity Date:	7/1/2022	2010 NOI:	$3,136,363
Interest-only Period:	None	2011 NOI:	$3,422,006
Original Term:	120 months	TTM NOI(1):	$3,635,194
Original Amortization:	300 months	UW Economic Occupancy:	79.9%
Amortization Type:	Balloon	UW Revenues:	$7,326,261
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Expenses:	$3,828,371
Lockbox:	CMA	UW NOI:	$3,497,890
Additional Debt:	N/A	UW NCF:	$3,497,890
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$46,000,000 / $169,118
Additional Debt Type:	N/A	Appraisal Date:	5/25/2012

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/Room:	$95,143
Taxes:	$43,400	$16,639	N/A	Maturity Date Loan/Room:	$71,860
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	56.3%
FF&E:	$24,764	4% of Gross Revenue	N/A	Maturity Date LTV:	42.5%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.89x
Other(2):	$12,500	$0	N/A	UW NOI Debt Yield:	13.5%

(1) TTM NOI represents the trailing twelve month period ending July 31, 2012.
(2) The Initial Other Escrows and Reserves represents the deferred maintenance reserve.

The Loan. The Shamin Virginia Portfolio loan has an outstanding principal balance of approximately $25.9 million and is secured by a first mortgage lien on a portfolio of two hotels located in Colonial Heights, Virginia. The ten-year loan amortizes on a 25-year schedule. The proceeds of the loan were used to repay previously existing debt of approximately $23.0 million, pay closing costs of $0.3 million, fund upfront reserves of $0.1 million and return equity of approximately $2.6 million. The sponsor, Neil Amin, is the CEO of Shamin Hotels a privately owned hotel company that currently owns and manages more than 37 properties in three states. Shamin currently operates hotels under the Hilton, Hilton Garden Inn, Homewood Suites, Hampton Inn, Courtyard By Marriott, Fairfield Inn By Marriot, Residence Inn By Marriot, Holiday Inn Express, Holiday Inn, Comfort Suites and Quality Inn flags.

The Properties. The Properties, comprised of the Holiday Inn Petersburg North-Fort Lee and Hampton Inn Petersburg-Southpark Mall, are full and limited service hotels, respectively, that were constructed in 2008 and contain a combined total of 272 rooms. The Holiday Inn Petersburg North-Fort Lee is a six-story, 143-room full service hotel with amenities that include a fitness center, indoor pool, full service business center, on-site guest laundry facilities, full service restaurant and approximately 4,325 square feet of meeting space. The Hampton Inn Petersburg-Southpark Mall is a six-story, 129-room limited service hotel with amenities that include a fitness center, indoor pool, a 24-hour coffee bar, full service business center, on-site guest laundry facilities and approximately 659 square feet of meeting space.

The Market. The properties are located adjacent to each other in Colonial Heights, Virginia and are less than one mile east of Interstate 95 and 22 miles south of Richmond, Virginia. The properties are located one mile from Southpark Mall, an approximately 687,000 square foot mall, four miles from Virginia State University, with a population of approximately 5,300 students, and three miles from Fort Lee military base, the one of the largest Army training sites in the country. According to the appraiser, the local economy has seen significant growth in recent years, with several multinational companies expanding their operations in the area. Amazon.com is opening two distribution facilities, one in Meadowville Technology Park in Chesterfield County and another in neighboring Dinwiddie County,. Rolls-Royce invested roughly $500 million to construct its largest advanced manufacturing campus in North America located in nearby Prince George County, VA and has recently announced the expansion of the current facility including the construction of a new 90,000 square foot factory.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 14 – Shamin Virginia Portfolio

As of July 2012, the Holiday Inn Petersburg North-Fort Lee had a trailing twelve month occupancy, ADR and RevPAR of 80.6%, $79.98 and $64.49, respectively, which resulted in penetration rates of 105.8%, 97.6% and 103.3%, respectively, compared to its competitive set. As of July 2012, the Hampton Inn Petersburg-Southpark Mall had a trailing twelve month occupancy, ADR and RevPAR of 86.8% $82.03 and $71.20, respectively, which resulted in penetration rates of 110.8%, 97.3% and 107.9%, respectively, compared to its competitive set.

Property Summary
Property	Location	Rooms	Occupancy(1)	Year Built	Allocated Loan Amount	Appraised Value	Underwritten Cash Flow
Holiday Inn Petersburg North-Fort Lee	Colonial Heights, VA	143	80.6%	2008	$13,700,000	$24,000,000	$1,893,949
Hampton Inn Petersburg-Southpark Mall	Colonial Heights, VA	129	86.8%	2008	12,300,000	22,000,000	1,603,940
Total / Wtd. Avg.		272	83.6%		$26,000,000	$46,000,000	$3,497,890
(1) Occupancy as of July 31, 2012.

Operating History and Underwritten Net Cash Flow
	2009(1)	2010(1)	2011(1)	TTM(2)	Underwritten	Per Room	% of Total Revenue(3)
Occupancy	53.8%	76.1%	79.2%	83.6%	79.9%
ADR	$82.77	$76.96	$82.30	$81.00	$82.00
RevPAR	$44.55	$58.58	$65.14	$67.67	$65.52

Room Revenue	$4,422,515	$5,815,702	$6,467,090	$6,737,106	$6,504,388	$23,913	88.8%
Food and Beverage	421,264	581,591	501,165	496,056	490,612	1,804	6.7
Other Revenue	191,930	293,794	298,610	335,426	331,261	1,218	4.5
Total Revenue	$5,035,708	$6,691,087	$7,266,865	$7,568,588	$7,326,261	$26,935	100.0%

Room Expense	867,056	1,016,524	1,139,382	1,164,509	1,125,661	4,138	17.3
Food and Beverage Expense	332,716	407,945	407,952	402,316	397,901	1,463	81.1
Other Departmental Expenses	33,886	37,648	40,914	40,228	38,652	142	11.7
Departmental Profit	$3,802,049	$5,228,970	$5,678,617	$5,961,535	$5,764,046	$21,191	78.7%

Operating Expenses	937,482	1,070,922	1,167,893	1,204,320	1,163,466	4,277	15.9
Gross Operating Profit	$2,864,567	$4,158,048	$4,510,723	$4,757,214	$4,600,580	$16,914	62.8%

Fixed Expenses	272,440	262,480	256,925	255,816	264,633	973	3.6
Management Fee	151,071	200,733	218,006	227,058	219,788	808	3.0
Franchise Fee	221,157	290,830	323,112	336,403	325,219	1,196	4.4
FF&E	201,428	267,643	290,675	302,744	293,050	1,077	4.0
Total Other Expenses	$846,097	$1,021,685	$1,088,718	$1,122,020	$1,102,691	$4,054	15.1%

Net Operating Income	$2,018,470	$3,136,363	$3,422,006	$3,635,194	$3,497,890	$12,860	47.7%
Net Cash Flow	$2,018,470	$3,136,363	$3,422,006	$3,635,194	$3,497,890	$12,860	47.7%
(1) Historical property cash flows have been adjusted to reflect a 3.0% management fee and 4.0% FF&E reserve. Management fee was not included in historical statements provided by the Sponsor as the Property is managed by the Sponsor. FF&E reserve was not included in historical statements as the previous lender did not require FF&E reserves because the properties were newly constructed.
(2) TTM column represents the trailing twelve month period ending July 31, 2012.
(3) % of Total Revenue column for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 15 – 1050 & 1070 Holt Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$23,850,000	Title:	Fee
Cut-off Date Principal Balance:	$23,809,650	Property Type - Subtype:	Mixed Use - Office/Flex
% of Pool by IPB:	2.1%	Net Rentable Area (SF):	330,662
Loan Purpose:	Refinance	Location:	Manchester, NH
Borrowers:	1050 Holt Ave., LLC, 1070 Holt Ave., LLC	Year Built/Renovated:	1997, 2007 / N/A
		Occupancy:	93.3%
Sponsors:	Richard N. Danais, Romeo D. Danais, JR.	Occupancy Date:	5/31/2012
		Number of Tenants:	12
Interest Rate:	4.95000%	2009 NOI:	$2,542,524
Note Date:	8/13/2012	2010 NOI:	$2,734,221
Maturity Date:	9/1/2022	2011 NOI:	$2,785,355
Interest-only Period:	None	TTM NOI(1):	$2,733,749
Original Term:	120 months	UW Economic Occupancy:	92.5%
Original Amortization:	300 months	UW Revenues:	$3,149,544
Amortization Type:	Balloon	UW Expenses:	$650,238
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW NOI:	$2,499,307
Lockbox:	Springing	UW NCF:	$2,366,635
Additional Debt:	N/A	Appraised Value / Per SF:	$33,700,000 / $102
Additional Debt Balance:	N/A	Appraisal Date:	6/18/2012
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$72
Taxes:	$54,423	$18,141	N/A	Maturity Date Loan/SF:	$54
Insurance:	$4,305	$4,305	N/A	Cut-off Date LTV:	70.7%
Replacement Reserves:	$3,031	$3,031	$72,744	Maturity Date LTV:	52.8%
TI/LC:	$7,991	$7,991	$287,676	UW NCF DSCR:	1.42x
Other(2)(3):	$507,753	$77,820	$1,400,000	UW NOI Debt Yield:	10.5%

(1) TTM NOI represents the trailing twelve month period ending April 30, 2012.
(2) The Initial Other Escrows and Reserves represents (i) the CHI Overhead Reserve Fund of $500,000 and (ii) $7,753 for deferred maintenance.
(3) The Monthly Other Escrows and Reserves represents the Elliot Health Systems Reserve which represents future TI/LC costs related to the Elliot Health Systems space. Monthly payments to the reserve will commence on January 1, 2019 and are capped at $1.4 million.

The Loan. The 1050 & 1070 Holt Avenue loan has an outstanding principal balance of approximately $23.8 million and is secured by a first mortgage lien on two office/flex buildings located in Manchester, New Hampshire. The ten-year loan amortizes on a 25-year schedule. The proceeds of the loan were used to repay previously existing debt of approximately $21.7 million, fund upfront reserves of $0.6 million, pay closing costs of $0.4 million, and return equity of approximately $1.2 million. The sponsors, Richard and Romeo Danais, are experienced real estate developers and investors based in New Hampshire. Richard Danais, a former two term New Hampshire state senator, is currently the president of Danais Realty Group. Danais Realty Group provides commercial real estate property management, consulting, leasing and brokerage services.

The Property. The property consists of two adjacent office/flex buildings totaling approximately 330,662 square feet, which are currently 93.3% occupied by 12 tenants. 1050 Holt, built in 1997, is a one story flex industrial building with 20 foot clear heights totaling approximately 104,948 square feet. The largest tenant at 1050 Holt is Elliot Health Systems which occupies 27,764 square feet (8.4% of the net rentable area) and has a lease expiration of March 2017. At closing, the borrower deposited into escrow $500,000 for the CHI Overhead Reserve Fund which represents the estimated cost for improvements to expand the C.H.I. Overhead Door space at 1050 Holt. The expansion will add approximately 6,750 square feet of contiguous space to the tenant’s currently occupied 12,600 square feet.

1070 Holt, built in 2007, is a 225,714 square foot mixed use building that is comprised of three distinct condominium units. The units include: a one story 133,860 square foot industrial building that has 32 foot clear heights, a two story, 91,854 square foot medical office building, and a 5,000 square foot single story storage unit. The medical office space is 100.0% occupied by Elliot Health Systems. Elliot Health Systems is the largest provider of comprehensive healthcare services in Southern New Hampshire and provides Manchester’s designated Regional Trauma Center. Elliot Health Systems operates nine divisions including its visiting nurses association, a physical rehab out-patient center and the information technology department from the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C8

Mortgage Loan No. 15 – 1050 & 1070 Holt Avenue

The Market. The property is located in Manchester, New Hampshire approximately 1 mile east of Interstate 93 which connects directly to Concord, 20 miles to the north. According to the appraiser, as of year end 2011 the Manchester office market had an average vacancy rate of approximately 16.9% and average asking rents of $11.60 per square foot and the Manchester industrial market had an average vacancy rate of 7.7% and average asking rents of $5.70 per square foot.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Elliot Health Systems - Office	NA / NA / NA	91,854	27.8%	$13.50	6/30/2020
Eagle Warehousing	NA / NA / NA	64,070	19.4%	$6.25	1/31/2017
Fedex Ground	Baa1 / BBB / NA	49,500	15.0%	$5.50	11/30/2015
Elliot Hospital - Flex	NA / NA / NA	27,764	8.4%	$7.88	3/31/2017
C.H.I. Overhead Door	NA / NA / NA	19,350	5.9%	$6.25	8/31/2019
Optics 1	NA / NA / NA	15,000	4.5%	$7.90	12/31/2012
Community Bingo Center	NA / NA / NA	12,306	3.7%	$6.25	2/29/2024
Simons Co	NA / NA / NA	7,906	2.4%	$5.75	11/30/2015
Horizon Solutions	NA / NA / NA	5,640	1.7%	$7.11	11/30/2016
Dartmouth Hitchcock	NA / NA / NA	4,696	1.4%	$6.25	1/31/2016
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$2,851,014	$2,853,485	$2,829,906	$2,761,658	$2,639,070	$7.98	77.5%
Vacant Income	0	0	0	0	137,813	0.42	4.0
Gross Potential Rent	$2,851,014	$2,853,485	$2,829,906	$2,761,658	$2,776,883	$8.40	81.6%
Total Reimbursements	506,504	484,641	476,331	473,361	628,030	1.90	18.4
Net Rental Income	$3,357,518	$3,338,126	$3,306,237	$3,235,019	$3,404,913	$10.30	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(255,368)	(0.77)	(7.5)
Other Income	0	0	75,237	81,026	0	0.00	0.0
Effective Gross Income	$3,357,518	$3,338,126	$3,381,474	$3,316,045	$3,149,544	$9.52	92.5%

Total Expenses	$814,994	$603,905	$596,119	$582,296	$650,238	$1.97	20.6%

Net Operating Income	$2,542,524	$2,734,221	$2,785,355	$2,733,749	$2,499,307	$7.56	79.4%

Total TI/LC, Capex/RR	0	14,842	29,800	35,670	132,672	0.40	4.2
Net Cash Flow	$2,542,524	$2,719,379	$2,755,555	$2,698,079	$2,366,635	$7.16	75.1%

Occupancy	100.0%	96.0%	98.0%	95.0%
(1) TTM represents the trailing twelve month period ending April 30, 2012.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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